UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Idex Corporation

(Name of Registrant as Specified In Its Charter)

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630 Dundee Road, Suite 400
Northbrook, IL 60062

March 8, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IDEX Corporation which will be held on Tuesday, April 6, 2010, at 9:00 a.m. Central Time, at the Company’s headquarters building, 630 Dundee Road, Suite 240, Northbrook, Illinois 60062.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company’s 2009 Annual Report. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, we urge you to sign, date, and promptly return the accompanying proxy card in the enclosed envelope. Alternatively, you can vote over the telephone or the Internet as described on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card, or voted by telephone or over the Internet.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Lawrence D. Kingsley
Chairman of the Board, President and
Chief Executive Officer

IDEX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 6, 2010

To the Stockholders:

The Annual Meeting of Stockholders of IDEX Corporation (the “Company”) will be held on Tuesday, April 6, 2010, at 9:00 a.m. Central Time, at the Company’s headquarters building, 630 Dundee Road, Suite 240, Northbrook, Illinois 60062, for the following purposes:

1.	To elect two directors for a term of three years.

2.	To approve an amendment and restatement of the IDEX Corporation Incentive Award Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on February 19, 2010, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Frank J. Notaro
Vice President - General Counsel
and Secretary

March 8, 2010
Northbrook, Illinois

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 6, 2010
The Proxy Statement and 2009 Annual Report of IDEX Corporation are available at:
http://ir.idexcorp.com/financials.cfm

PROXY STATEMENT

The Company has prepared this Proxy Statement in connection with the solicitation by the Company’s Board of Directors of proxies for the Annual Meeting of Stockholders to be held on Tuesday, April 6, 2010, at 9:00 a.m. Central Time, at the Company’s headquarters building, 630 Dundee Road, Suite 240, Northbrook, Illinois 60062. The Company commenced distribution of this Proxy Statement and the accompanying materials on March 8, 2010.

The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Company’s Board of Directors. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. These solicitations may be made by personal interview, telephone, email or facsimile transmission. The Company has made arrangements with brokerage firms and other record holders of the Company’s Common Stock for the forwarding of proxy solicitation materials to the beneficial owners of that stock. The Company will reimburse those brokerage firms and others for their reasonable out-of-pocket expenses in connection with this work. In addition, the Company has engaged Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut to assist in proxy solicitation and collection at a cost of $5,500, plus out-of-pocket expenses.

VOTING AT THE MEETING

The record of stockholders entitled to notice of, and to vote at, the Annual Meeting was taken as of the close of business on February 19, 2010, and each stockholder will be entitled to vote at the meeting any shares of the Company’s Common Stock held of record on that date. 81,000,451 shares of the Company’s Common Stock were outstanding at the close of business on February 19, 2010. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of the Company’s Common Stock present in person or represented by proxy will constitute a quorum. The Company will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The election inspectors will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality vote and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 requires a majority vote, of the shares of the Company’s Common Stock present in person or represented by proxy at the meeting. Approval of the amendment and restatement of the IDEX Corporation Incentive Award Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast in person or by proxy on the proposal represents more than 50% of all shares of the Company’s Common Stock entitled to vote on the proposal, in accordance with NYSE rules. Directions to withhold authority and broker non-votes will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions will be treated as shares voted against the approval of the amendment and restatement of the Incentive Award Plan, and broker non-votes will not count toward the total votes cast. Abstentions and broker non-votes will be treated as shares voted against the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

The Company requests that you mark the accompanying proxy card to indicate your votes, sign and date it, and return it to the Company in the enclosed envelope, or vote by telephone or over the Internet as described on the proxy card. If you vote by telephone or over the Internet, you should not mail your proxy card. If your completed proxy card or telephone or Internet voting instructions are received prior to the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR the election of the Company’s nominees as directors, FOR the approval of the amendment and restatement of the Incentive Award Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, and in the discretion of the proxy holders as to any other business which may properly come before the meeting. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing prior to the meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card, or voted by telephone or over the Internet. The Company requests that all such written notices of revocation to the Company be addressed to Frank J. Notaro, Vice President - General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, IL 60062.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of eight members, two of whom are Class III directors whose terms will expire at this year’s Annual Meeting, three of whom are Class I directors whose terms will expire at the Annual Meeting to be held in 2011, and three of whom are Class II directors whose terms will expire at the Annual Meeting to be held in 2012.

The Company’s Board of Directors has nominated two individuals for election as Class III directors to serve for a three-year term expiring at the Annual Meeting to be held in 2013, or upon the election and qualification of their successors. The nominees of the Board of Directors are Ruby R. Chandy and Neil A. Springer. Ms. Chandy and Mr. Springer are currently serving as directors of the Company. The nominees and the directors serving in Class I and Class II whose terms expire in future years and who will continue to serve after the Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including any directorships in other public companies, and particular experiences, qualifications, attributes and skills possessed by the nominees and directors that lead to the conclusion that they should serve as a director.

If for any reason any of the nominees for a Class III directorship are unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects the nominees to be available.

The Company’s Board of Directors Recommends a Vote FOR
the Nominees in Class III Identified Below.

Nominees for Election

Class III: Nominees for Three-Year Term

RUBY R. CHANDY	Director since April 2006

Chief Marketing Officer	Age 48
The Dow Chemical Company

Ms. Chandy has been Chief Marketing Officer of The Dow Chemical Company since 2010. Ms. Chandy served as Chief Marketing Officer for Rohm and Hass Company from 2007 to 2009, and as Vice President of Marketing and Commercial Excellence, and in various operating roles, at Thermo Fisher Scientific, from prior to 2005 to 2007.

Ms. Chandy’s marketing skills, her executive management experience, her relevant experience in life science and technological industries and her extensive engineering and management education led to the conclusion that she should serve on IDEX’s Board of Directors. Ms. Chandy has been working for scientific and engineering organizations since 1992, including Thermo Fisher Scientific, Boston Scientific Corporation, Millipore Corporation and Rohm and Haas Company. Throughout her career, Ms. Chandy has held general management and marketing leadership roles. Ms. Chandy received a bachelor of science degree in material science and engineering from Massachusetts Institute of Technology (MIT), a master of science degree in materials science and engineering from Northwestern University, and a master of business administration degree from Sloan School of Management at MIT.

Ms. Chandy is a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors.

NEIL A. SPRINGER	Director since February 1990

Managing Director	Age 71
Springer & Associates, L.L.C.

Mr. Springer has been Managing Director of Springer & Associates, L.L.C. since prior to 2005. Mr. Springer is a director of Mueller Water Products, Inc.

Mr. Springer’s entrepreneurial and business leadership skills, his prominent position in the Midwestern business community, his financial reporting expertise and his corporate governance and executive compensation training led to the conclusion that he should serve on IDEX’s Board of Directors. Mr. Springer has over fifty years of commercial experience. During the last twenty years, he has held directorships at several organizations, including Mueller Water Products, Inc., through which he gained a unique understanding of the market for infrastructure and flow control products used in water distribution networks and treatment facilities. His executive experience, board memberships and his company, Springer & Associates, L.L.C., which focuses on board consulting, have provided Mr. Springer with substantial training in corporate governance and executive compensation and knowledge of financial reporting. Mr. Springer received a bachelor of science degree in accounting from Indiana University, a master of business administration degree from the University of Dayton, and a certificate of accountancy from the University of Illinois. Mr. Springer is a certified public accountant.

Mr. Springer is a member of the Audit Committee, the Executive Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Springer is also the Chairman of the Nominating and Corporate Governance Committee until April 6, 2010.

Other Incumbent Directors

Class I: Three-Year Term Expires in 2011

BRADLEY J. BELL	Director since June 2001

Executive Vice President and Chief Financial Officer	Age 57
Nalco Company

Mr. Bell has been Executive Vice President and Chief Financial Officer of Nalco Company since prior to 2005. Mr. Bell is a director of Compass Minerals International, Inc.

Mr. Bell’s business leadership skills, his knowledge of technology and manufacturing industries, his financial reporting expertise and his corporate governance and executive compensation training led to the conclusion that he should serve on IDEX’s Board of Directors. For over six years, Mr. Bell has served as executive vice president and chief financial officer of Nalco Company. In addition, Mr. Bell has over thirty years combined experience as an executive in the technology and manufacturing industries, including positions at Rohm and Haas Company, Whirlpool Corporation and Bundy Corporation. Through his experience, Mr. Bell has developed valuable financial expertise and experience in mergers and acquisitions, private equity and capital markets transactions. Mr. Bell has a long career in corporate finance, including more than 12 years of experience as chief financial officer of a publicly traded company, during which he obtained significant financial reporting expertise. He has held directorships at publicly traded companies for over 12 years, including the position of chair of the audit committee of Compass Minerals International, Inc. Through his executive experience and board memberships, Mr. Bell has acquired substantial training in corporate governance and executive compensation. Mr. Bell received a bachelor of science degree in finance with high honors from the University of Illinois and a master of business administration degree with distinction from Harvard University.

Mr. Bell is a member and, until April 6, 2010, the Chairman of the Audit Committee of the Board of Directors. Mr. Bell will also be a member and the Chairman of the Nominating and Corporate Governance Committee beginning April 6, 2010.

LAWRENCE D. KINGSLEY	Director since March 2005

Chairman of the Board, President and Chief Executive Officer	Age 47
IDEX Corporation

Mr. Kingsley was appointed Chairman of the Board by the Board of Directors on April 4, 2006. Mr. Kingsley has been President and Chief Executive Officer and a director of the Company since March 22, 2005. From August 2004 to March 2005, Mr. Kingsley served as Chief Operating Officer of the Company. Mr. Kingsley is a director of The Cooper Industries, PLC.

Mr. Kingsley’s knowledge of technology and relevant experience with technological industries in general, and with IDEX in particular, together with his executive and board experience, financial reporting expertise and executive compensation training led to the conclusion that he should serve on IDEX’s Board of Directors. Mr. Kingsley’s extensive knowledge and experience with all aspects of the Company’s business and its management and his role as Chief Executive Officer provides a valuable asset to the Board of Directors. Prior to his employment with IDEX, Mr. Kingsley held management positions at Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley has served on the audit and compensation committees of The Cooper Industries PLC board of directors, through which he obtained significant financial reporting and executive compensation expertise. Through his executive experience and board memberships, Mr. Kingsley has gained substantial experience in corporate governance and executive compensation matters. Mr. Kingsley received a bachelor of science degree in industrial engineering and management from Clarkson University and a master of business administration degree from the College of William and Mary. Mr. Kingsley serves on the boards of several philanthropic organizations.

Mr. Kingsley is Chairman of the Executive Committee of the Board of Directors.

GREGORY F. MILZCIK	Director since April 2008

President and Chief Executive Officer	Age 50
Barnes Group Inc.

Mr. Milzcik has been President and Chief Executive Officer of Barnes Group Inc. since October 2006. In 2006, prior to his appointment as President, Mr. Milzcik served as Executive Vice President and Chief Operating Officer, Barnes Group Inc. He served as President, Barnes Industrial (formerly Associated Spring Group), Barnes Group Inc., from prior to 2005 to 2006. Mr. Milzcik is a director of Barnes Group Inc.

Mr. Milzcik’s business leadership skills, his relevant experience in industrial manufacturing, his corporate governance and executive compensation training and his extensive technical and management education led to the conclusion that he should serve on IDEX’s Board of Directors. Through his executive experience at Barnes Group Inc., Mr. Milzcik obtained a unique understanding of the industrial manufacturing business environment and gained exposure to and familiarity with IDEX’s customer base. In addition, Mr. Milzcik gained experience with international commerce, government contracting, complex project management, intellectual property management and industry cyclicality, which enrich his perspective as a director of the Company. Mr. Milzcik has acquired substantial training in corporate governance and executive compensation through his executive experience, board memberships and attendance at the Harvard Directors College, Stanford Directors College and ODX/Columbia Director Education Program. Mr. Milzcik received a bachelor of science degree in applied science and technology from Thomas Edison State College, a master’s degree in management and administration from Cambridge College, a certificate of graduate studies in administration and management from Harvard University and a doctorate from Case Western Reserve University, with research focusing on management systems in cyclical markets. Mr. Milzcik is a Certified Manufacturing Engineer through the Society of Manufacturing Engineers, and has a FAA Airframe and Power Plant License.

Mr. Milzcik is a member of the Compensation Committee of the Board of Directors.

Class II: Three-Year Term Expires in 2012

WILLIAM M. COOK	Director since April 2008

Chairman, President and Chief Executive Officer	Age 56
Donaldson Company, Incorporated

Mr. Cook has been Chairman since August 2005, and President and Chief Executive Officer since August 2004, of Donaldson Company, Incorporated. Mr. Cook is a director of Donaldson Company, Incorporated.

Mr. Cook’s strong business and organizational leadership skills and his relevant experience in technological industries led to the conclusion that he should serve on IDEX’s Board of Directors. Mr. Cook is a 29-year veteran of Donaldson Company, Incorporated, a technology-driven company that manufactures filtration systems designed to remove contaminants from air and liquids. Throughout his career at Donaldson Company, Mr. Cook has served in several senior executive positions, and was elected as a director in 2004. Mr. Cook received a bachelor of science degree in business administration and a master of business administration degree from Virginia Polytechnic Institute and State University.

Mr. Cook is a member and, beginning April 6, 2010, the Chairman of the Audit Committee of the Board of Directors.

FRANK S. HERMANCE	Director since January 2004

Chairman and Chief Executive Officer	Age 61
AMETEK, Inc.

Mr. Hermance has been Chairman and Chief Executive Officer of AMETEK, Inc. since prior to 2005. Mr. Hermance is a director of AMETEK, Inc.

Mr. Hermance’s in-depth knowledge of the technology manufacturing industry, his extensive board experience and corporate governance training, his comprehensive engineering education and his prominent position in the engineering business community led to the conclusion that he should serve on IDEX’s Board of Directors. For over ten years, Mr. Hermance has served as a director of Ametek, Inc., a leading global manufacturer of electronic instruments and electromechanical devices. In 2003, he was appointed Chairman and Chief Executive Officer of Ametek. In addition, Mr. Hermance has held directorships with CTB, Intl. and Penn Engineering. Through his board memberships, Mr. Hermance has gained significant experience in corporate matters. Mr. Hermance received a bachelor of science degree in electrical engineering and a master of science degree in electrical engineering from the Rochester Institute of Technology (RIT). He was a member of Phi Kappa Phi National Honor Society and Tau Beta Pi National Honor Society. He has been recognized as an Engineering Distinguished Alumnus of RIT and is a present member of RIT’s board of trustees. He is also a Fellow in ASME, Chairman of the Eastern Technology Council and serves on the boards of several philanthropic organizations.

Mr. Hermance is a member of the Compensation Committee of the Board of Directors.

MICHAEL T. TOKARZ	Director since September 1987

Member	Age 60
The Tokarz Group L.L.C.

Mr. Tokarz has been a member of The Tokarz Group L.L.C. since prior to 2005. Mr. Tokarz is a director of Conseco, Inc., Dakota Growers Pasta Companies, Inc. MVC Capital, Inc., Mueller Water Products, Inc., and Walter Industries, Inc.

Mr. Tokarz’s knowledge and experience in banking and finance, his entrepreneurial and business leadership skills, his extensive board experience, his corporate governance training and his prominent position in the business community led to the conclusion that he should serve on IDEX’s Board of Directors. Mr. Tokarz is a senior investment professional with over 30 years of lending and investment experience. He has extensive experience in leveraged buyouts, financings, restructurings and dispositions. He is currently the Chairman of The Tokarz Group LLC, a private, New York-based merchant bank founded by Mr. Tokarz in 2002, and Chairman and Portfolio Manager of MVC Capital, Inc., a registered investment company advised by The Tokarz Group. Mr. Tokarz has been on the boards of publicly traded companies for over twenty years and currently serves as a director of Conseco, Inc., Dakota Growers Pasta Companies, Inc., MVC Capital, Mueller Water Products, Inc. and Walter Industries, Inc. Through his executive experience and board memberships, Mr. Tokarz has acquired substantial experience in corporate governance. Mr. Tokarz chairs the board of directors of the Illinois Emerging Technologies Fund and is a member of the Illinois VENTURES board of managers. Mr. Tokarz received a bachelor of arts degree in economics, with high distinction, and a master of business administration degree from the University of Illinois at Urbana-Champaign. Mr. Tokarz is a certified public accountant.

Mr. Tokarz is Chairman of the Compensation Committee, and a member of the Executive Committee, of the Board of Directors.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Committees

The Board of Directors has the ultimate authority for the management of the Company’s business. In February 2010, the Board affirmed the Company’s Corporate Governance Guidelines which, along with the charters of the Board committees, the Company’s Code of Business Conduct and Ethics, and Standards for Director Independence, provide the framework for the governance of the Company. The Company’s Corporate Governance Guidelines address matters such as composition, size and retirement age of the Board, Board membership criteria, the role and responsibilities of the Board, director compensation, share ownership guidelines, and the frequency of Board meetings (including meetings to be held without the presence of management). The Company’s Code of Business Conduct and Ethics sets forth the guiding principles of business ethics and certain legal requirements applicable to all of the Company’s employees and directors. Copies of the current Corporate Governance Guidelines, the charters of the Board committees, the Code of Business Conduct and Ethics, and Standards for Director Independence are available on the Company’s website at www.idexcorp.com.

The Board selects the Company’s executive officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their performance. Without limiting the generality of the foregoing, the Board of Directors oversees an annual assessment of enterprise risk exposure and the management of such risk, conducted by the Company’s executives. When assessing enterprise risk, the Board focuses on the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Direct oversight allows the Board to assess management’s inclination for risk, to determine what constitutes an appropriate level of risk for the Company and to discuss with management the means by which to control risk. In addition, while the Board of Directors has the ultimate oversight responsibility for the risk management process, the Audit Committee focuses on financial risk management and exposure. The Audit Committee receives an annual risk assessment report from the Company’s internal auditors and reviews and discusses the Company’s financial risk exposures and the steps management has taken to monitor, control and report such exposures.

During 2009, the Board held six meetings. The independent (non-management) directors met in regular executive sessions without management at each in-person meeting of the Board. Generally, the Chairman of the Nominating and Corporate Governance Committee presides at the non-management executive sessions. The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefit of having the CEO also serve as Chairman of the Board. Although there is no independent lead director, all of the non-management directors are actively engaged in shaping the Board’s agenda and the Company’s strategy. Our Chief Executive Officer, as the individual with primary responsibility for managing the Company’s day-to-day operations, is best positioned to chair regular Board meetings and to oversee discussion on business and strategic issues. Coupled with the regular executive sessions of the non-management directors, this structure provides independent oversight, including risk oversight, while facilitating the exercise of the Board’s responsibilities.

The Board has adopted standards for determining whether a director is independent from management. These standards are based upon the listing standards of the New York Stock Exchange and applicable laws and regulations, and are available on the Company’s website as described above. The Board has affirmatively determined, based on these standards, that the following directors, two of whom are standing for election to the Board, are independent: Mr. Bell, Ms. Chandy, and Messrs. Cook, Hermance, Milzcik, Springer and Tokarz. The Board has also determined that Mr. Kingsley, who is not standing for election to the Board, is not independent. Mr. Kingsley is the Chairman of the Board, President and Chief Executive Officer of the Company. The Board has also determined that all Board standing committees are composed entirely of independent directors.

Important functions of the Board are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company’s By-Laws and based on the recommendations of the Nominating and Corporate Governance Committee, the Board as a whole appoints the members of each committee each year at its first meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee, subject to applicable law and listing standards. There are four standing committees of the Board: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee, and the Executive Committee. Each committee other than the Executive Committee (whose powers are set forth in enabling resolutions of the Board) has a written charter that is available on the Company’s website as described above.

The Nominating and Corporate Governance Committee’s primary purpose and responsibilities are to: develop and recommend to the Board corporate governance principles and a code of business conduct and ethics; develop and recommend criteria for selecting new directors; identify individuals qualified to become directors consistent with criteria approved by the Board, and recommend to the Board such individuals as nominees to the Board for its approval; screen and recommend to the Board individuals qualified to become Chief Executive Officer and any other senior officer whom the committee may wish to approve; and oversee evaluations of the Board, individual Board members and Board committees. The members of the Nominating and Corporate Governance Committee are Ms. Chandy and Mr. Springer. Mr. Bell will be joining the Nominating and Corporate Governance Committee on April 6, 2010. During 2009, the Nominating and Corporate Governance Committee held one meeting.

It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s stockholders in accordance with the procedures described under STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2011 ANNUAL MEETING. Stockholder nominees who are nominated in accordance with these procedures will be given the same consideration as nominees for director from other sources.

The Nominating and Corporate Governance Committee selects nominees for the Board who demonstrate the following qualities:

Experience (in one or more of the following):

•	high-level leadership experience in business or administrative activities;

•	specialized expertise in the industries in which the Company competes;

•	financial expertise;

•	breadth of knowledge about issues affecting the Company; and

•	ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters; and

•	willingness to assume fiduciary responsibilities.

Qualified candidates for membership on the Board are identified and considered without regard to race, color, religion, sex, ancestry, national origin or disability. In the past, the Company has hired Russell Reynolds and Crist Associates, executive search firms, to help identify and facilitate the screening and interviewing of director candidates. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Committee may also ask the candidate to meet with other members of the Board. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board appointment or election of that candidate. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors for nomination for election at the annual meeting of stockholders.

The Audit Committee’s primary duties and responsibilities are to: monitor the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and legal compliance; monitor the independence and performance of the Company’s independent registered public accounting firm and monitor the performance of the Company’s internal audit function; hire and fire the Company’s independent registered public accounting firm and approve any audit and non-audit work performed by the independent registered public accounting firm; provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors; prepare the report that the rules of the Securities and Exchange Commission require to be included in the Company’s annual proxy statement; and administer the Company’s Related Person Transactions Policy (see Transactions With Related Persons). The members of the Audit Committee are Mr. Bell, Ms. Chandy, and Messrs. Cook and Springer. The Board of Directors has determined that Mr. Bell is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission. During 2009, the Audit Committee held 10 meetings.

The Compensation Committee’s primary duties and responsibilities are to: establish the Company’s compensation philosophy and structure the Company’s compensation programs to be consistent with that philosophy; establish the compensation of the Chief Executive Officer and other senior officers of the Company; develop and recommend to the Board of Directors compensation for the Board; and prepare the compensation committee report the rules of the Securities and Exchange Commission require to be included in the Company’s annual proxy statement. The members of the Compensation Committee are Messrs. Hermance, Milzcik and Tokarz. During 2009, the Compensation Committee held four meetings.

The Executive Committee is empowered to exercise the authority of the Board in the management of the Company between meetings of the Board, except that the Executive Committee may not fill vacancies on the Board, amend the Company’s By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. The members of the Executive Committee are Messrs. Kingsley, Springer and Tokarz. During 2009, the Executive Committee did not hold any meetings.

During 2009, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he or she was a member. The Company encourages its directors to attend the Annual Meeting of Stockholders but has no formal policy with respect to that attendance. All of the directors attended the 2009 Annual Meeting of Stockholders.

Committee Interlocks and Insider Participation

During 2009, Messrs. Hermance, Milzcik and Tokarz served as the members of the Compensation Committee. Neither Mr. Hermance, Mr. Milzcik nor Mr. Tokarz (i) was an officer or employee of the Company or any of its subsidiaries during 2009, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. There were no relationships between the Company’s executive officers and the members of the Compensation Committee that require disclosure under Item 407(e)(4) of Regulation S-K.

Transactions with Related Persons

The Board of Directors has adopted a written Related Person Transactions Policy regarding the review, approval and ratification of transactions with related persons. All related person transactions are approved by the Audit Committee. If the transaction involves a related person who is a director or immediate family member of a director, that director will not be included in the deliberations. In approving the transaction, the Audit Committee must determine that the transaction is fair and reasonable to the Company.

Compensation of Directors

The objectives for our non-management director compensation program are to attract highly-qualified individuals to serve on our board of directors and align our directors’ interests with the interests of our stockholders. Our Compensation Committee reviews the program at least annually to ensure that it continues to meet these objectives.

The Company believes that to attract and retain qualified directors, pay levels should be targeted at the 50th percentile (or median) of pay levels for directors at comparable companies. From time to time, the Compensation Committee, with the assistance of Towers Watson, evaluates the competitiveness of director compensation. The primary reference point for the determination of market pay practices are pay levels for organizations with revenues, business activities and complexities similar to those of the Company. Market data is derived from pay surveys available to Towers Watson and the Company directly. The Compensation Committee evaluated director compensation in 2009 and determined it was below median, but elected to leave compensation at the existing level owing to the challenging economic environment.

Our non-management director compensation for 2009 was based on the following:

Annual Retainer	$30,000
Annual Board/Committee Meeting Attendance Fee	$10,000
Committee Chair Retainer
Audit Committee (Bell)	$8,000
Compensation Committee (Tokarz)	$4,000
Nominating and Corporate Governance Committee (Springer)	$4,000
Equity Grants Upon Initial Election to the Board (Shares)
Stock Options	3,375
Restricted Stock	1,015
Annual Equity Grants (Shares)
Stock Options	2,250
Restricted Stock	675

The Compensation Committee evaluated director compensation on February 23, 2010. Consistent with the conclusions of the compensation study conducted by Towers Watson, updated for 2009 data, it was determined that director compensation was below market median. As a result, the Compensation Committee decided to increase director compensation. For 2010, the annual retainer and meeting fees were combined and increased to an aggregate $60,000. Equity compensation was increased to $75,000 annually, with the number of restricted stock and option shares to be determined on the date of grant based upon share price. Committee chair fees were increased as follows: Audit Committee chair to $10,000; and Compensation and Nominating and Governance Committee chairs to $7,000, each.

Equity grants upon initial election to the Board of Directors are made on the date of appointment. Annual equity grants are made on the first regularly scheduled meeting of the Board of Directors held each year. All grants are made under the Incentive Award Plan. The exercise price of each option is equal to the closing price of the Company’s Common Stock on the trading day the option is granted. The options become exercisable one year following their date of grant. The restricted stock is non-transferable until the recipient is no longer serving as a director, and is subject to forfeiture if the director terminates service as a director for reasons other than death, disability or retirement prior to vesting. The restricted stock vests in full on the earlier of the third anniversary of the grant, failure of the director to be re-elected to the Board, or a change in control.

Under the Directors Deferred Compensation Plan, directors are permitted to defer their cash compensation into either an interest-bearing account or a deferred compensation units account as of the date that such compensation would otherwise be payable. The deferred compensation credited to the interest-bearing account is adjusted on a quarterly basis with hypothetical earnings for the quarter equal to the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of December 1 of the calendar year preceding the year for which the earnings were credited. Amounts credited to the interest-bearing account are compounded monthly. Deferred compensation credited to the deferred compensation units account is converted into deferred compensation units (DCUs), which are Common Stock equivalents, by dividing the deferred compensation by the closing price of the Company’s Common Stock the day before the date of deferral. In addition, the value of the dividends payable on shares of Common Stock are credited to the deferred compensation units account and converted into DCUs based on the number of DCUs held by the director in his account on the dividend record date, and the closing price of the Common Stock on the dividend payment date. Messrs. Hermance and Tokarz defer all of their director fees into the Directors Deferred Compensation Plan, and have elected to have such fees invested in DCUs.

Outside directors are subject to stock ownership guidelines. Outside directors must comply with the guidelines within five years of their initial election to the Board. The guidelines dictate that all outside directors must purchase or acquire the Company’s Common Stock (or DCUs acquired by participation in the Directors Deferred Compensation Plan) having an aggregate value at the time of purchase or acquisition equal to three times the annual retainer upon their election to the Board. As of December 31, 2009, all directors either complied with the ownership guidelines or were proceeding towards meeting the ownership guidelines within the specified five-year period.

The following table summarizes the total compensation earned in 2009 for the Company’s non-management directors. Mr. Kingsley receives no additional compensation for his service as a director.

2009 Director Compensation

	Fees Earned
	or Paid in	Stock	Option
Name	Cash	Awards(1)(2)	Awards(1)(2)	Total

Bradley J. Bell	$48,000	$13,487	$10,395	$71,882
Ruby R. Chandy	40,000	13,487	10,395	63,882
William M. Cook	40,000	13,487	10,395	63,882
Frank S. Hermance	40,000	13,487	10,395	63,882
Gregory F. Milzcik	40,000	13,487	10,395	63,882
Neil A. Springer	44,000	13,487	10,395	67,882
Michael T. Tokarz	44,000	13,487	10,395	67,882

(1)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for restricted stock and stock option awards granted during the period, assuming no forfeitures.

(2)	The following table provides information on the restricted stock and stock option awards held by the Company’s non-management directors and the value of those awards as of December 31, 2009. All outstanding awards are in or exercisable for shares of the Company’s Common Stock.

	Option Awards				Stock Awards
	Number of Securities				Number of	Market Value of
	Underlying Unexercised		Option	Option	Shares or Units of	Shares or Units of
	Options		Exercise	Expiration	Stock that Have	Stock that Have
Name	Exercisable(a)	Unexercisable(a)	Price	Date	Not Vested(b)	Not Vested(c)

Bradley J. Bell	15,188	0	$14.73	06/11/2011	2,363	$73,607
	10,125	0	15.15	01/01/2012
	10,125	0	12.59	01/29/2013
	10,125	0	18.78	01/30/2014
	6,750	0	25.70	02/02/2015
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	0	2,250	19.98	02/24/2019
Ruby R. Chandy	5,063	0	34.18	04/04/2016	2,363	73,607
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	0	2,250	19.98	02/24/2019
William M. Cook	3,375	0	32.95	04/08/2018	1,690	52,644
	0	2,250	19.98	02/24/2019
Frank Hermance	15,188	0	18.39	01/02/2014	2,363	73,607
	10,125	0	18.78	01/30/2014
	6,750	0	25.70	02/02/2015
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	0	2,250	19.98	02/24/2019
Gregory F. Milzcik	3,375	0	32.95	04/08/2018	1,690	52,644
	0	2,250	19.98	02/24/2019
Neil Springer	10,125	0	14.03	01/01/2011	2,363	73,607
	10,125	0	15.15	01/01/2012
	10,125	0	12.59	01/29/2013
	10,125	0	18.78	01/30/2014
	6,750	0	25.70	02/02/2015
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	0	2,250	19.98	02/24/2019
Michael T. Tokarz	10,125	0	18.78	01/30/2014	2,363	73,607
	6,750	0	25.70	02/02/2015
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	0	2,250	19.98	02/24/2019

(a)	All options expire on the 10th anniversary of the grant date. Options granted prior to 2006 (with expiration dates prior to 2016) vest 100% on the second anniversary of the grant date. Options granted during and after 2006 (with expiration dates during and after 2016) vest 100% on the first anniversary of the grant date. All options vest 100% upon a change in control.

(b)	See footnote 2 to table under SECURITY OWNERSHIP for vesting provisions.

(c)	Determined based upon the closing price of the Company’s Common Stock on December 31, 2009.

Communications with the Board of Directors

Stockholders and other interested parties may contact the Board, the non-management directors as a group or any of the individual directors, including the presiding director, by writing to Frank J. Notaro, Vice President - General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062. Inquiries sent by mail will be reviewed, sorted and summarized by Mr. Notaro before they are forwarded to any director.

SECURITY OWNERSHIP

The following table furnishes information as of February 19, 2010, except as otherwise noted, with respect to shares of the Company’s Common Stock beneficially owned by (i) each director and nominee for director, (ii) each officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as indicated by the notes to the following table and with respect to DCUs issued under the Directors Deferred Compensation Plan and the IDEX Corporation Deferred Compensation Plan for Officers (the “Officers Deferred Compensation Plan”), the holders listed below have sole voting power and investment power over the shares beneficially held by them. Under Securities and Exchange Commission rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that are exercisable currently or will be exercisable within 60 days of February 19, 2010. Shares of Common Stock subject to options that are exercisable within 60 days of February 19, 2010, are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others. An * indicates ownership of less than one percent of the outstanding Common Stock.

		Deferred
	Shares Beneficially	Compensation	Percent of
Name and Address of Beneficial Owner	Owned	Units(1)	Class

Directors and Nominees (other than Executive Officers):
Bradley J. Bell(2)	71,439			*
Ruby R. Chandy(2)	16,824			*
William M. Cook(2)	9,315			*
Frank S. Hermance(2)	46,689	8,589		*
Gregory F. Milzcik(2)	7,315			*
Neil A. Springer(2)	82,126			*
Michael T. Tokarz(2)	349,312	26,889		*
Named Executive Officers:
Lawrence D. Kingsley(3)(4)	1,199,426		1.5
Dominic A. Romeo(3)(4)	355,018			*
John L. McMurray(3)(4)	263,554	3,994		*
Frank J. Notaro(3)(4)	97,032			*
Harold Morgan(3)(4)	24,195			*
Directors, Nominees and All Executive Officers as a Group: (17 persons)(5)	2,734,179	39,472	3.3
Other Principal Beneficial Owners:
T. Rowe Price Associates, Inc.(6)	8,015,805		9.9
100 East Pratt Street Baltimore, Maryland 21202
BlackRock Inc.(7)	4,753,338		5.9
40 East 52nd Street New York, New York 10022
Capital World Investors(8)	4,045,000		5.0
333 South Hope Street Los Angeles, California 90071

(1)	DCUs are awarded under the Directors Deferred Compensation Plan and the Officers Deferred Compensation Plan and are payable in Common Stock. The value of these DCUs depends directly on the performance of the Common Stock. The DCUs are not included in Shares Beneficially Owned.

(2)	Includes 63,563, 12,938, 5,625, 43,313, 5,625, 58,500 and 28,125 shares under exercisable options for Mr. Bell, Ms. Chandy, and Messrs. Cook, Hermance, Milzcik, Springer and Tokarz, respectively. Includes 675 shares of restricted stock issued to Mr. Bell, Ms. Chandy, and Messrs. Hermance, Springer and Tokarz on February 20, 2008, which vest on February 20, 2011; 1,015 shares of restricted stock issued to Messrs. Cook and Milzcik on April 8, 2008, which vest on April 8, 2011; and 675 shares of restricted stock issued to Mr. Bell, Ms. Chandy, and Messrs. Cook, Hermance, Milzcik, Springer and Tokarz on February 24, 2009, which vest on February 24, 2012. The restricted shares held by Mr. Bell, Ms. Chandy, and Messrs. Cook, Hermance, Milzcik, Springer and Tokarz may vest earlier than the dates indicated above upon a change in control of the Company or failure to be reelected to the Board. All shares of restricted stock are eligible for dividends.

(3)	Includes 587,440, 252,765, 238,800, 77,886 and 15,625 shares under exercisable options for Messrs. Kingsley, Romeo, McMurray, Notaro and Morgan, respectively.

(4)	Includes shares of restricted stock and restricted stock units awarded by the Company as follows:

Mr. Kingsley was awarded 27,188 shares of restricted stock under the Incentive Award Plan on April 4, 2006, which vest on April 4, 2010; 29,228 shares of restricted stock under the Incentive Award Plan on April 3, 2007, which vest on April 3, 2011; 36,667 shares of restricted stock under the Incentive Award Plan on April 8, 2008, which vest on April 8, 2011; and 40,350 shares of restricted stock under the Incentive Award Plan on February 24, 2009, which vest on February 24, 2012; provided he is employed by the Company on such vesting dates. To motivate and retain Mr. Kingsley, Mr. Kingsley was awarded 242,800 shares of restricted stock under the Incentive Award Plan on April 8, 2008, which vests in 50% installments in 2011 and 2013, but vesting may be accelerated if the Company’s share price for any five consecutive trading days equals or exceeds $65.90 (twice the closing price of the shares on the date of grant). At February 19, 2010, Mr. Kingsley held 376,233 non-vested shares of restricted stock.

Mr. Romeo was awarded 5,820 shares of restricted stock under the Incentive Award Plan on April 4, 2006, which vest on April 4, 2010; 6,473 shares of restricted stock under the Incentive Award Plan on April 3, 2007, which vest on April 3, 2011; 10,500 shares of restricted stock under the Incentive Award Plan on April 8, 2008, which vest on April 8, 2011; and 12,480 shares of restricted stock under the Incentive Award Plan on February 24, 2009, which vest on February 24, 2012; provided he is employed by the Company on such vesting dates. To motivate and retain Mr. Romeo, Mr. Romeo was awarded 74,000 shares of restricted stock under the Incentive Award Plan on April 8, 2008, of which approximately 16.67% vested on April 8, 2009, approximately 16.67% will vest on April 8, 2010, and the remaining 66.66% will vest on April 8, 2011. At February 19, 2010, Mr. Romeo held 96,940 non-vested shares of restricted stock.

Mr. McMurray was awarded 3,300 restricted stock units under the Incentive Award Plan on April 4, 2006, which vest on April 4, 2010; 4,271 restricted stock units under the Incentive Award Plan on April 3, 2007, which vest on April 3, 2011; 6,000 restricted stock units under the Incentive Award Plan on April 8, 2008, which vest on April 8, 2011; and 6,630 restricted stock units under the Incentive Award Plan on February 24, 2009, which vest on February 24, 2012; provided he is employed by the Company on such vesting dates. The restricted stock units held by Mr. McMurray vest in the event of his retirement. Mr. McMurray will be retiring in April 2011.

Mr. Notaro was awarded 3,210 shares of restricted stock under the Incentive Award Plan on April 4, 2006, which vest on April 4, 2010; 3,398 shares of restricted stock under the Incentive Award Plan on April 3, 2007, which vest on April 3, 2011; and 10,140 shares of restricted stock under the Incentive Award Plan on February 24, 2009, which vest on February 24, 2012; provided he is employed by the Company on such vesting dates.

Mr. Morgan was awarded 4,000 shares of restricted stock under the Incentive Award Plan on June 25, 2008, which vest on June 25, 2011; and 4,570 shares of restricted stock under the Incentive Award Plan on February 24, 2009, which vest on February 24, 2012; provided he is employed by the Company on such vesting dates.

The restricted shares held by Messrs. Kingsley, Romeo, Notaro and Morgan and the restricted stock units held by Mr. McMurray may vest earlier than the dates indicated above upon a change in control of the Company and certain other events. See “Outstanding Equity Awards at 2009 Fiscal Year End” under EXECUTIVE COMPENSATION.

All shares of restricted stock and restricted stock units are eligible for dividends.

(5)	Includes 1,536,354 shares under options that are exercisable currently or will be exercisable within 60 days of February 19, 2010, and 567,789 non-vested shares of restricted stock and restricted stock units.

(6)	Based solely on information in Schedule 13G, as of December 31, 2009, filed by T. Rowe Price Associates, Inc. (Price Associates) with respect to Common Stock owned by Price Associates and certain other entities which Price Associates directly or indirectly controls or for which Price Associates is an investment advisor on a discretionary basis.

(7)	Based solely on information in Schedule 13G, as of December 31, 2009, filed by BlackRock Inc. (BlackRock) with respect to Common Stock owned by BlackRock and certain other entities which BlackRock directly or indirectly controls or for which BlackRock is an investment advisor on a discretionary basis.

(8)	Based solely on information in Schedule 13G, as of December 31, 2009, filed by Capital World Investors (Capital World) with respect to Common Stock owned by Capital World and certain other entities which Capital World directly or indirectly controls or for which Capital World Investors is an investment advisor on a discretionary basis.

EXECUTIVE COMPENSATION

Risk Assessment

At the Compensation Committee’s direction, management conducted a risk assessment of the Company’s compensation policies and practices, including its executive compensation programs. The Committee reviewed and discussed the findings of the assessment and concluded that the Company’s compensation policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy, do not incent executives to take unnecessary or excessive risks, and that any risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company. In the review, management considered the attributes of the Company’s policies and practices, including:

•	The mix of fixed and variable compensation opportunities.

•	The balance between annual and longer-term performance opportunities.

•	The alignment of annual and long-term incentive award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results.

•	Performance factors tied to key measures of short-term and long-term performance that motivate sustained performance.

•	The Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts.

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Tokarz, Chairman
Frank S. Hermance
Gregory F. Milzcik

Compensation Discussion and Analysis

Due to economic uncertainty at the time the Compensation Committee was setting compensation in 2009, the Compensation Committee determined to keep salaries and target annual incentives at 2008 levels. Additionally, it generally reduced the value of long-term incentive equity awards by approximately 25% of 2008 levels. These actions are discussed in more detail below.

Philosophy and Overview of Compensation

The Company’s executive compensation philosophy is to have a compensation program that (1) aligns the interests of management and stockholders, (2) motivates and retains the management team, and (3) results in executives holding meaningful amounts of the Company’s Common Stock.

The Company carries out its compensation philosophy by:

•	Compensating executives at the median of the market in which the Company competes for management talent, if the Company performs at target.

•	Providing executives with additional compensation if the Company performs above target.

•	Paying executives a significant portion of their compensation in the form of long-term equity awards that vest over time.

•	Requiring executives to hold targeted amounts of the Company’s Common Stock.

Total Compensation

The material elements of 2009 compensation for the named executive officers, or NEOs, in the Summary Compensation Table, including Lawrence D. Kingsley, who is the chief executive officer, or CEO, and Dominic A. Romeo, who is the chief financial officer, or CFO, are outlined below:

Element	Purpose	Characteristics

Total Direct Compensation	Reward each executive for current and future performance through a combination of base salary, short- and long-term performance-based incentives and benefits.	Non-variable and variable cash, non-cash and equity-based components of compensation, all targeted in the 50th to 75th percentile range of market.
Base Salary	Provide a fixed level of current cash compensation to reflect the executive’s primary duties and responsibilities.	Targeted in the 50th to 75th percentile range of market and adjusted annually to reflect market changes, salary budgets, and individual performance.
Short-Term Incentives — Annual Bonus	Provide performance-based cash compensation in excess of base salary.	Targeted in the 50th to 75th percentile range of market, with actual award based on Company and individual performance.
Long-Term Incentives — Stock Options	Provide long-term compensation tied to increases in the price of the Company’s stock, and retention of the executive.	Targeted in the 50th to 75th percentile range of market, adjusted based on Company and individual performance, priced on grant date, and vested ratably over four years.
Long-Term Incentives — Restricted Stock Awards	Provide long-term compensation tied to the value of the Company’s stock, and retention of the executive.	Targeted in the 50th to 75th percentile range of market, adjusted based on Company and individual performance, and cliff vested in three years.
Retirement Benefits	Provide overall wealth accumulation and retention of executives.	Various market-based retirement and welfare benefits and perquisites.

The Compensation Committee targets the following approximate mix of annual compensation for the CEO and other NEOs:

	Percent Total of Direct Compensation at Target
		Target Annual	Target Long-Term
Executive	Base Salary	Incentives	Incentives

CEO	25%	25%	50%
Other NEOs	40%	25%	35%

Role of Compensation Committee and Data Used

The Compensation Committee establishes the Company’s compensation philosophy, structures the Company’s compensation programs to be consistent with that philosophy, and approves each element of each executive officer’s compensation. In the case of the CEO, the Board ratifies compensation determinations made by the Compensation Committee.

The Compensation Committee performs periodic reviews of executive pay tally sheets. The tally sheets outline each executive’s annual pay — target and actual — and total accumulated wealth under various performance and employment scenarios. Data from the tally sheets is considered by the Compensation Committee when setting target total compensation. Generally, the Compensation Committee reviews and adjusts target total compensation levels annually. Actual total compensation may vary from target based on Company and individual performance, and changes in stock price over time.

Generally, the amount of compensation realized historically, or potentially realizable in the future, from past compensation awards does not directly impact the level at which future pay opportunities are set. When granting equity awards, the Compensation Committee reviews both individual performance and the positioning of previously granted equity awards within established grant ranges.

To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee retained Towers Watson to act as an outside consultant. Towers Watson is engaged by, and reports directly to, the Compensation Committee. Towers Watson works with the Compensation Committee, in conjunction with management, to structure the Company’s compensation programs and evaluate the competitiveness of its executive compensation levels. Towers Watson’s primary areas of assistance to the Compensation Committee are:

•	Gathering market compensation data for all executive positions;

•	Advising on the terms of equity awards; and

•	Reviewing materials to be used in the Company’s proxy statement.

Towers Watson periodically provides the Compensation Committee and management market data on a variety of compensation-related topics. The Compensation Committee authorized Towers Watson to interact with the Company’s management, as needed, on behalf of the Compensation Committee, to obtain or confirm information.

Market Benchmarking

Historically, the Compensation Committee reviewed data from various benchmark groups as one input in determining appropriate target compensation levels, and the targeted compensation to the benchmark data in a range from the 25th to 75th percentiles by each pay element, as well as in the aggregate. Individual pay decisions were made on the basis of individual performance, years of experience, skill set, perceived value of the position (or the individual) to the organization, as well as the market pay data. The Compensation Committee believes that to attract and retain qualified management, pay levels (including base salary, incentive compensation at target, and benefits) should be targeted in a range from the 50th to 75th percentile of pay levels for comparable positions at comparable companies. However, cases may exist where such target pay levels fall outside this range based on the individual factors described above. Of course, actual pay should and does vary from target based on Company and individual performance, and changes in stock price over time.

As discussed above, due to the challenging and uncertain economic conditions in late 2008, upon recommendation of management and Towers Watson, the Compensation Committee did not update market benchmarking, and froze salaries and compensation structures at 2008 levels. See the Compensation Discussion and Analysis set forth in our 2008 proxy as to how the 2008 levels were set.

Process of Setting Compensation

The Compensation Committee sets each NEO’s pay. The CEO’s pay package is set by the Compensation Committee during executive session based on the financial and operating performance of the Company and the Committee’s assessment of the CEO’s individual performance. The pay packages for the other NEOs are based on the recommendations of the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s recommendations, taking into account each NEO’s individual responsibility, experience and overall performance, as well as internal comparisons of pay within the executive group.

In setting compensation, the Compensation Committee reviews the estimated accounting and tax impact of all elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and the Company realizes a tax deduction upon payment to, or realization by, the executive. The Compensation Committee has been advised that, based on current interpretations, stock options awarded under the Incentive Award Plan should satisfy the requirements for performance-based compensation under Internal Revenue Code Section 162(m). In addition, the Compensation Committee has been advised that Mr. Kingsley’s annual incentive compensation under the Incentive Award Plan should satisfy the requirements for performance-based compensation under Section 162(m). The Compensation Committee has been made aware that restricted stock awards (which vest based on continued employment with the Company) do not qualify as performance-based compensation and, therefore, may not be tax-deductible under Section 162(m).

A goal of the Compensation Committee is to comply with the requirements of Section 162(m). Section 162(m) limits the tax deductibility by the Company of annual compensation in excess of $1,000,000 paid to the CEO and any of the three other most highly compensated executive officers, other than the CFO. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee considers ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to the executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in the Company’s and stockholders’ best interests.

Base Salary

Base salaries are reviewed annually and may be adjusted to reflect market competitiveness, Company operating performance, and individual performance. Factors taken into account to increase or decrease base salary include significant changes in individual job responsibilities and the growth of the Company. For 2009, base salaries were frozen at 2008 levels due to the challenging and uncertain economic climate at the time the salaries were set.

Short-Term Incentives — Annual Bonus

NEOs other than the CEO

All NEOs, other than Mr. Kingsley, participate in the Company’s Management Incentive Compensation Plan (MICP). The MICP provides participants with the opportunity to earn annual cash bonuses. Annual cash bonuses under the MICP historically have been targeted in the 50th to 75th percentile range of market, with higher payouts for above-target performance and lower payouts for below-target performance. Targeted MICP payouts for 2009 were frozen at 2008 levels.

The amount of the annual cash bonus paid to each participant under the MICP is determined under the following formula:

Annual Bonus = Individual Target Bonus x Business Performance Factor x Personal Performance Multiplier

•	Individual Target Bonus for the year is a percentage of the participant’s base salary and is based on the participant’s position. For the NEOs eligible to receive a bonus under the MICP for 2009, the Individual Target Bonus was either 57% or 65% of base salary.

•	The Business Performance Factor is calculated based on measurable corporate or business unit quantitative objectives, which are given a combined 65% weighting; an internally-assessed corporate or business unit quantitative objective, which is given a 10% weighting; and corporate or business unit qualitative objectives, which are given a combined 25% weighting. In the case of Messrs. Romeo, Notaro and Morgan, the Business Performance Factor was calculated based on corporate quantitative objectives, and the consolidated results of business unit qualitative objectives. In the case of Mr. McMurray, who is Vice President -- Group Executive Process Technologies, all objectives were measured using the Process Technologies Group’s results.

•	A Personal Performance Multiplier ranging from 0.75 to 1.30 is assigned to each participant based on a subjective determination of the individual’s performance. The Personal Performance Multipliers are recommended by the CEO to the Compensation Committee. The top 25% of all MICP participants receive a Personal Performance Multiplier ranging from 1.15 to 1.30, the bottom 10% of all MICP participants receive a Personal Performance Multiplier ranging from 0.75 to 0.90, and the middle 65% of all MICP participants receive a Personal Performance Multiplier ranging from 1.00 to 1.10. Personal Performance Multipliers above 1.30 or below 0.75 may be assigned to reflect unusually positive or negative individual performance.

Due to uncertainty of the business environment in 2009 and the difficulty in predicting revenues, the Compensation Committee and management determined that it was in the best interests of the Company to protect the profitability and cash flow of the business. Therefore, the earnings and cash flow metrics reflected in the tables below were selected as the measurable corporate and business quantitative objectives for 2009. On April 7, 2009, the Compensation Committee amended the MICP to provide that no bonus would be payable under the Plan unless the minimum threshold for adjusted earnings per share (EPS) for 2009 was met. The threshold adjusted EPS for 2009 was established to be $1.40 for NEOs. Adjusted EPS excludes restructuring charges and fair value adjustments to inventory related to acquisitions.

The measurable quantitative objectives within the Business Performance Factor, their relative weightings, and actual performance against such objectives for Messrs. Romeo, Notaro and Morgan, were as follows:

			Weighting of
Corporate Participants —		Actual	Goal in Business
Business Performance Factors	Goal	Performance	Performance Factor

Adjusted Earnings Per Share	$1.85	$1.53	50%
Cash Flow	100%	168%	15%

The measurable quantitative objectives within the Business Performance Factor, their relative weightings, and actual performance against such objectives using the applicable business unit results for Mr. McMurray, were as follows:

			Weighting of
Business Unit Participants —		Actual	Goal in Business
Business Performance Factors	Goal	Performance	Performance Factor

Profit Before Interest & Taxes vs. Annual Operating Plan	100%	81%	50%
Working Capital (Inventory Turns & Past Due%)	100%	81%	15%

For 2009, the internally-assessed business unit quantitative objective was product innovation, weighted at 10%. Product innovation was measured as sales from new products and new markets in the last three years which were accretive to a business unit’s gross margin rate. The goal for an individual business unit is to be at or above the Company median. Actual awards are subjectively determined based on a particular business unit’s performance.

The qualitative objectives are behavior-oriented toward business and process leadership. Actual awards are subjectively determined based on a business unit’s performance.

The Compensation Committee may, in its discretion, further adjust the Business Performance Factor to account for environmental conditions and adjust for factors (such as acquisition consummation and integration, and performance in a challenging economic environment) not fully reflected in the quantitative and qualitative objectives. Over the past 10 years, the Business Performance Factor for the NEOs participating in the MICP has been at or above 100% for four years, and below 100% for six years. For 2009, performance against the quantitative and qualitative factors resulted in a recommended Business Performance Factor of 97% for Messrs. Romeo, Notaro and Morgan, and 81% for Mr. McMurray. For the NEOs who received a bonus under the MICP in 2009, the Personal Performance Multipliers for 2009 were 1.20 and 1.15. In view of the economic conditions of 2009, the Compensation Committee determined that the calculated Business Performance Factor for Mr. McMurray did not properly reflect the leadership exhibited by Mr. McMurray in preserving profitability during a 15% decline in revenues for his units. Accordingly, Mr. McMurray’s award was adjusted upward by $100,000.

CEO

The CEO’s annual incentive bonus takes the form of a cash performance award that is based on achieving a consolidated operating income target. The maximum amount of the performance award that the CEO can receive under the terms of the Company’s Incentive Award Plan for any year is 2% of the Company’s operating income for the year, which is greater than the maximum annual cash bonus he could receive if he were a participant in the MICP. However, the Compensation Committee is allowed to reduce (and historically always has reduced) the amount of the award based on other quantitative and qualitative criteria. The CEO receives a performance cash award rather than an annual cash bonus under the MICP in order that the award will be deductible under Internal Revenue Code Section 162(m). If the CEO was a participant in the MICP (which permits upward adjustments based on qualitative factors instead of only downward adjustments as permitted under the Company’s Incentive Award Plan), the CEO’s annual cash bonus under the MICP would not be deductible under Section 162(m).

In 2009, the Compensation Committee granted Mr. Kingsley a performance award with a maximum payment amount of 1% of the Company’s 2009 operating income. Mr. Kingsley would receive no bonus if the Company did not achieve operating income of $141.0 million. The Compensation Committee set Mr. Kingsley’s actual performance award for 2009 at $1,000,000. In setting the actual award, the Compensation Committee considered the actual performance of the Company (based on the same factors described above under the Business Performance Factor for corporate participants), its subjective assessment of Mr. Kingsley’s individual performance and the amount that Mr. Kingsley would have earned as an annual cash bonus if he participated in the MICP on substantially the same terms as the other corporate NEOs.

Long-Term Incentives

Generally, long-term incentive award guidelines are established such that the value of the awards for a given executive is consistent with the Company’s desire to deliver total compensation in the 50th to 75th percentile range of market. Each NEO’s award level, other than Mr. Kingsley’s, is based on Mr. Kingsley’s recommendation to the Compensation Committee, which is based on his subjective assessment of the individual’s performance and, to a lesser extent, his subjective assessment of the Company’s performance. Mr. Kingsley’s award level is determined by the Compensation Committee’s subjective and discretionary determination of his performance and, to a lesser extent, its subjective view of the Company’s performance. The actual value delivered may vary above or below the target value based on the performance of the Company’s stock over time, and the timing of the executive’s decision to realize such value.

Long-term incentive awards for the NEOs are structured to provide approximately 50% of the expected value in the form of stock options and 50% of the expected value in the form of restricted stock awards. The Compensation Committee believes that stock options and restricted stock incent management actions that drive the creation of stockholder value and promote executive stock ownership. However, stock options and restricted stock have different characteristics. Stock options provide value only to the extent that the Company’s stock price appreciates above the stock price on the date of grant. Restricted stock awards provide value regardless of whether the Company’s stock price appreciates, and help retain executives over the course of business and market cycles that may negatively impact the Company’s operations and stock price in the short term. Because at the time of grant option shares have a lower expected value than restricted stock awards, relatively more option shares are awarded. Stock option and restricted stock awards are approximately equally weighted for all NEOs to reflect the Compensation Committee’s belief that stock price appreciation, retention of executives and executive stock ownership are all important objectives. Stock option and restricted stock awards are generally made on an annual basis, or at the time of a special event (such as upon hiring or promotion). Historically, we have usually made awards on the date of the annual meeting, or the first Compensation Committee meeting of a year. However, we have not adopted specific guidelines as to the timing of such awards but attempt not to make awards during any periods when we have non-public information which could impact our stock price.

In 2009, the expected values of the long-term incentive awards were approximately 25% below 2008 levels (exclusive of the special 2008 awards to Messrs. Kingsley and Romeo, and exclusive of the special 2009 awards to Messrs. McMurray and Morgan discussed below) in recognition of the challenging economic environment, to prevent any potential windfall which could result by reason of the Company’s low stock price at the time of the grant, and to prudently manage share usage under the Company’s Incentive Award Plan. In addition to the normal annual long-term incentive stock option and restricted stock grants, in 2009, the Compensation Committee made additional stock option grants to Messrs. McMurray and Morgan in the amount of 20,000 options and 32,500 options, respectively. These grants were intended to improve retention during a period of challenging economic conditions.

Stock Ownership

Consistent with its executive pay philosophy, the Company requires that all corporate and operating officers maintain minimum ownership levels of the Company’s Common Stock. The following stock ownership guidelines for NEOs were established by the Board of Directors in 2006.

Executive	Ownership Multiple of Base Salary

CEO	5 times
CFO	3 times
Other NEOs	2-2.5 times

The CEO, CFO and the other NEOs must comply with these ownership requirements within five years of adoption in 2006, or date of hire, whichever is later. Shares that are counted for purposes of satisfying ownership requirements are shares directly owned, unvested restricted shares, and shares underlying restricted stock units and DCUs. As of December 31, 2009, the CEO, CFO and the other NEOs were proceeding towards meeting the ownership guidelines within the specified five-year period.

Currently, the Company has no explicit policy prohibiting the hedging of its stock, although the practice is discouraged.

Employee Benefits

The NEOs participate in health, welfare and qualified retirement programs available to all U.S.-based non-union employees. The Company also provides executives with nonqualified retirement plans, deferred compensation arrangements and supplemental disability benefits. Participation in these nonqualified plans is intended to provide executives with the opportunity to accumulate benefits and wealth over time. For a more complete explanation of these plans, see the narratives following the 2009 Summary Compensation Table, the Pension Benefits at 2009 Fiscal Year End table, the Nonqualified Deferred Compensation at 2009 Fiscal Year End table, and the discussion under Potential Payments upon Termination or Change in Control.

Severance and Change in Control Benefits

Mr. Kingsley is entitled to severance benefits under the terms of his employment agreement if his employment is actually or constructively terminated without cause. Messrs. Morgan and Romeo are entitled to severance benefits under the terms of their employment offer letters with the Company in the event their employment is terminated without cause. In each case, the amount of the benefit, which varies with the individual, depends upon whether or not such termination is in connection with a change in control. Such severance benefits were the subject of negotiations with each individual at the time of their hire and were deemed a necessary condition to hiring. The level of each of Messrs. Kingsley’s, Romeo’s and Morgan’s severance benefits is reflective of the Company’s perception of the market for their positions. Mr. Kingsley’s severance was adjusted upon his promotion in 2005 to include 100% of his bonus, rather than 75% as provided under his original contract. This adjustment was intended to bring his severance in line with severance for chief executive officers in general. Both Messrs. McMurray and Notaro are entitled to severance benefits under the terms of written agreements in the event that their employment is actually or constructively terminated without cause in connection with a change in control, or under the Company’s severance policy in the event their employment is terminated without cause other than in connection with a change in control.

2009 Summary Compensation Table

The table below summarizes the total compensation earned in 2009, 2008 and 2007 for the Company’s CEO, CFO, and each of the three most highly compensated executive officers other than the CEO and CFO.

						Change in
						Pension
						Value and
					Non-Equity	Non-Qualified
					Incentive	Deferred
Name and Principal			Stock	Option	Compensation	Compensation	All Other
Position	Year	Salary	Awards(1)	Awards(2)	Plan (3)	Earnings(4)	Compensation(5)	Total

Lawrence D. Kingsley	2009	$825,000	$806,193	$762,848	$1,000,000	$25,114	$217,788	$3,636,943
Chairman, President and	2008	825,000	9,208,438	1,085,349	876,600		224,764	12,220,151
Chief Executive Officer	2007	753,000	994,629	1,063,989	692,800		241,560	3,745,978
Dominic A. Romeo	2009	425,000	249,350	214,430	321,600	27,388	77,781	1,315,549
Vice President and Chief	2008	425,000	2,784,275	310,800	281,800		73,647	3,875,522
Financial Officer	2007	359,600	220,276	235,688	205,700		84,013	1,105,278
John L. McMurray	2009	305,100	132,467	218,614	292,800	306,319	29,024	1,284,324
Vice President, Group	2008	305,100	197,700	177,600	230,900	51,781	29,479	992,560
Executive Process	2007	294,800	145,342	155,430	231,400	62,101	25,487	914,560
Technologies(6)
Frank J. Notaro	2009	315,100	202,597	206,167	209,100	50,398	64,345	1,047,707
Vice President, General	2008	315,100	155,689	139,949	183,200		60,911	854,849
Counsel and Secretary	2007	272,300	115,634	123,666	142,800		58,680	713,080
Harold Morgan	2009	280,000	91,309	248,425	178,100		51,360	849,194
Vice President Human
Resources

(1)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s annual report on the Form 10-K for the year ended December 31, 2009, for awards granted during the relevant year assuming no forfeitures. All shares of restricted stock are eligible for dividends.

(2)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s Annual Report on the Form 10-K for the year ended December 31, 2009, for stock options granted during the relevant year assuming no forfeitures.

(3)	Reflects Mr. Kingsley’s annual performance award under the Incentive Award Plan (IAP), and for the other NEOs the annual cash bonus under the Management Incentive Compensation Plan (MICP), in each case earned in the year reported.

(4)	Represents the aggregate increase in actuarial value under the Pension Plan and SERP (see the narrative to this table below for further details and the narrative to the Pension Benefits at 2009 Fiscal Year End table for descriptions of the Pension Plan and SERP).

(5)	Includes the following:

(a) Company contributions to the 401(k) Plan and Defined Contribution Plan, and accrued benefits under the SERP (DC Excess Benefit and 401(k) Restoration Benefit) for 2009 in the following amounts: Mr. Kingsley - $136,128; Mr. Romeo - $56,544; Mr. McMurray - $6,860; Mr. Notaro - $42,356; and Mr. Morgan - $28,648.

(b) Lease, maintenance, gas and parking costs (at headquarters) for Company-provided automobile and car allowance in the following amounts for 2009: Mr. Kingsley - $26,811; Mr. Romeo - $18,314; Mr. McMurray - $19,053; Mr. Notaro - $20,118; and Mr. Morgan - $20,941.

(c) Year-end allowance for premiums paid for supplemental disability benefits in the following amounts for 2009: Mr. Kingsley - $6,196; Mr. Romeo - $1,770; Mr. McMurray - $1,884; Mr. Notaro - $1,133; and Mr. Morgan - $1,073; plus a tax gross-up on the allowance in the following amounts: Mr. Kingsley - $4,037; Mr. Romeo - $1,153; Mr. McMurray - $1,227; Mr. Notaro - $738; and Mr. Morgan - $699.

(d) For Mr. Kingsley, includes $44,615 for the personal use of the Company aircraft. The Company’s methodology for calculating the value of the personal use of the Company aircraft is to calculate the incremental costs of such usage to the Company, which includes fuel, landing fees, hangar fees, catering, additional expenses related to the crew and other expenses which would not have otherwise been incurred by the Company if the aircraft had not been used for personal travel.

(6)	Mr. McMurray will be retiring from the Company in April 2011.

Narrative to Summary Compensation Table

Perquisites and Supplemental Disability

In addition to benefits generally available to all other U.S.-based non-union employees, the CEO and other NEOs receive a car allowance and participate in a supplemental long-term disability program. The supplemental disability benefit is in addition to the group long-term disability benefit generally available to all U.S.-based non-union employees. The group long-term disability plan provides an annual benefit of 60% of the first $200,000 of base salary, or an annual maximum benefit of $120,000 per year. For the NEOs other than the CEO, the supplemental program provides an annual benefit of 60% of their base salary above $200,000, with a maximum supplemental benefit of $36,000 per year. For the CEO, the supplemental program provides an annual benefit of 60% of base salary above $200,000, with a maximum supplemental benefit of $240,000 per year. The NEOs pay the premiums on all such insurance, but the Company provides a year-end allowance to the executives equal to the supplemental program premium costs together with a gross-up on the taxes associated with such year-end allowance. The CEO is also offered the personal use of corporate aircraft (limited to 25 hours per year), and a Company-paid membership at a country club. To date, Mr. Kingsley has elected not to utilize the country club membership.

Retirement Benefits

The Company maintains three tax-qualified retirement plans for all U.S.-based non-union employees in which the CEO and other NEOs may participate. The IDEX Corporation Retirement Plan (the “Pension Plan”) is a defined benefit pension plan, in which only one NEO actively participates. The CEO and NEOs who are not actively participating in the Pension Plan participate in the IDEX Corporation Defined Contribution Plan (the “Defined Contribution Plan”). Additionally, all NEOs are eligible to participate in the IDEX Corporation Savings Plan (the “401(k) Plan”), which is a 401(k) plan with a prescribed Company matching contribution.

Defined Contribution Plan

The Defined Contribution Plan is an ongoing, tax-qualified, “defined contribution” plan that provides an annual contribution based on a participant’s compensation for that year and a combination of the participant’s age and years of service as shown below:

Age + Years of Service	Company Contribution

Less than 40	3.5% of Eligible Annual Compensation
40 but less than 55	4.0% of Eligible Annual Compensation
55 but less than 70	4.5% of Eligible Annual Compensation
70 or more	5.0% of Eligible Annual Compensation

Under the Defined Contribution Plan, participants are entitled to receive the lump sum value of their vested account at termination of employment subject to distribution rules under the law.

401(k) Plan

The 401(k) Plan is an on-going, tax-qualified, “401(k)” plan that provides a matching contribution based on the employee’s contribution up to 8% of eligible compensation. The maximum matching contribution by the Company is either 2.8% of eligible compensation, if the employee is currently accruing benefits under the Pension Plan, or 4.0% of eligible compensation, if the employee participates in the Defined Contribution Plan.

Pension Plan

During 2005, the Company redesigned its retirement plans to eliminate the Pension Plan for employees hired after 2004 and provide them only the Defined Contribution Plan. Employees who participated in the Pension Plan as of December 31, 2005, and who met certain age and service requirements, were given the one-time opportunity to choose:

•	To stay in the Pension Plan with the then current match in the 401(k) Plan (maximum match of 2.8% of eligible pay); or

•	To begin participating in the Defined Contribution Plan as of January 1, 2006, with an enhanced match in the 401(k) Plan (maximum match of 4.0% of eligible pay). Employees who chose this option retain, by law, a frozen benefit in the Pension Plan as of December 31, 2005.

Mr. McMurray is the only NEO actively participating in the Pension Plan. Based on their individual elections, Messrs. Kingsley, Romeo and Notaro chose to begin participation in the Defined Contribution Plan and not to accrue benefit credits after December 31, 2005 under the Pension Plan. Each of them still has a frozen benefit under the Pension Plan as of December 31, 2005. Therefore, the monthly accrued benefit for Messrs. Kingsley, Romeo and Notaro under the Pension Plan upon retirement at age 65 will not change, although the present value of such benefit will change from year to year. Mr. Morgan was hired in 2008, and therefore is ineligible for the Pension Plan.

2009 Grants of Plan-Based Awards

The following table provides information on plan-based awards for all NEOs for 2009.

						All
					All	Other
					Other	Option
					Stock	Awards:	Exercise
					Awards:	Number of	or Base	Grant Date
		Estimated Future Payouts			Number of	Securities	Price of	Fair Value of
		Under Non-Equity Incentive Plan			Shares of	Underlying	Option	Stock and
	Grant	Awards(1)			Stock or	Options	Awards	Option
Name	Date	Threshold	Target	Maximum	Units(2)	(2)	($ per Share)(3)	Awards

Lawrence D. Kingsley	02/24/2009	$0	N/A	$1,849,000	40,350	145,860	$19.98	$1,569,041
Dominic A. Romeo	02/24/2009	103,600	276,300	718,400	12,480	41,000	19.98	463,780
John L. McMurray	02/24/2009	74,400	198,300	515,600	6,630	41,800	19.98	351,081
Frank J. Notaro	02/24/2009	67,400	179,600	467,000	10,140	39,420	19.98	408,764
Harold Morgan	02/24/2009	59,900	159,600	415,000	4,570	47,500	19.98	339,734

(1)	For Mr. Kingsley, amount reflects minimum and maximum payment under Incentive Award Plan. See Short-Term Incentives — Annual Bonus under Compensation Discussion and Analysis. For NEOs other than Mr. Kingsley, amounts reflect payment levels under the MICP based upon 2009 salary levels, a Business Performance Factor of 50% for threshold, 100% for target and 200% for maximum, and a Personal Performance Modifier of 0.75 for threshold, 1.00 for target, and 1.30 for maximum. The amounts actually paid to the NEOs are reflected in the Non-Equity Incentive Plan Compensation column in the 2009 Summary Compensation Table.

(2)	See Outstanding Equity Awards at 2009 Fiscal Year End Table for vesting of options, restricted stock and restricted stock units.

(3)	Reflects closing price of the Company’s Common Stock on the grant date, which is the fair market value of the stock under the terms of the Incentive Award Plan.

Narrative to 2009 Grants of Plan-Based Awards Table

Stock options awarded to the NEOs in 2009 had the following characteristics:

•	All are nonqualified stock options;

•	All have an exercise price equal to the closing price of the Company’s stock on the grant date;

•	All vest annually in equal amounts over a four-year period;

•	All vest upon retirement if retirement eligible (NEO is at least age 50, with a minimum of five years of IDEX service, and the NEO’s age plus years of service equals 70); and

•	All expire 10 years after the date of grant.

Restricted stock awards to the NEOs in 2009 had the following characteristics:

•	All annual awards cliff-vest three years after the grant date;

•	All shares vest upon retirement if retirement eligible (NEO is at least age 50, with a minimum of five years of IDEX service, and the NEO’s age plus years of service equals 70); and

•	All shares receive dividends in the same amount as paid on the Company’s Common Stock at the time such dividends are paid.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information on all restricted stock and stock option awards held by the NEOs and the value of those awards as of December 31, 2009. All outstanding equity awards are in or exercisable for shares of the Company’s Common Stock.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units of	Shares or Units of
	Options	Options	Exercise	Expiration	Stock that Have	Stock that Have Not
Name	Exercisable(1)	Unexercisable(1)	Price	Date	Not Vested(2)	Vested(3)

Lawrence D. Kingsley	217,500	0	$20.58	08/23/2014	376,233	$11,719,658
	82,590	0	26.90	03/22/2015
	78,795	26,265	34.18	04/04/2016
	56,475	56,475	34.03	04/03/2017
	30,556	91,668	32.95	04/08/2018
	0	145,860	19.98	02/24/2019
Dominic A. Romeo	112,500	0	18.45	01/12/2014	96,940	3,019,681
	37,500	0	18.22	03/23/2014
	18,750	0	26.90	03/22/2015
	15,000	0	28.31	09/27/2015
	16,875	5,625	34.18	04/04/2016
	12,510	12,510	34.03	04/03/2017
	8,750	26,250	32.95	04/08/2018
	0	41,000	19.98	02/24/2019
John L. McMurray	38,250	0	12.65	03/28/2011
	40,500	0	16.87	03/26/2012
	47,250	0	13.11	03/27/2013
	45,000	0	18.22	03/23/2014
	15,000	0	26.90	03/22/2015
	12,750	0	34.18	04/04/2016
	16,500	0	34.03	04/03/2017
	20,000	0	32.95	04/08/2018
	41,800	0	19.98	02/24/2019
Frank J. Notaro	42,750	0	18.22	03/23/2014	16,748	521,700
	3,060	0	26.90	03/22/2015
	9,281	3,094	34.18	04/04/2016
	6,564	6,564	34.03	04/03/2017
	0	39,420	19.98	02/24/2019
Harold Morgan	3,750	11,250	37.79	06/25/2018	8,570	266,956
	0	47,500	19.98	02/24/2019

(1)	All options expire on the 10th anniversary of the grant date. Options granted prior to 2005 (with expiration dates prior to 2015) vest 20% per year on the anniversary of the grant date. Options granted during and after 2005 (with expiration dates during and after 2015) vest 25% per year on the anniversary of the grant date. All options vest 100% upon a change in control. All of Mr. McMurray’s options are deemed vested because he is retirement eligible.

(2)	The following table sets forth grant and vesting information for the outstanding restricted stock awards for all NEOs. All shares vest 100% upon a change of control. All of Mr. McMurray’s restricted stock units, which are described at footnote 4 under the SECURITY OWNERSHIP table, are deemed vested because he is retirement eligible.

				Number of
				Shares or	Market Value
			Market	Units of	of Shares or
			Value Per	Stock that	Units of Stock
			Share	Have Not	that Have Not
Name	Grant Date	# Shares	at Grant	Vested	Vested	Vesting

Lawrence D. Kingsley	04/04/2006	27,188	$34.18	27,188	$846,906	100% vest on 04/04/10
	04/03/2007	29,228	34.03	29,228	910,452	100% vest on 04/03/11
	04/08/2008	36,667	32.95	36,667	1,142,177	100% vest on 04/08/11
04/08/2008	242,800	32.95	242,800	7,563,220	121,400 vest on 04/08/11 and 04/08/13, but vesting may be accelerated if the Company’s share price for any five
consecutive trading days equals or
exceeds $65.90 (twice the closing
						price of the shares on date of grant)
	02/24/2009	40,350	19.98	40,350	1,256,903	100% vest on 02/24/12
Dominic A. Romeo	04/04/2006	5,820	34.18	5,820	181,293	100% vest on 04/04/10
	04/03/2007	6,473	34.03	6,473	201,634	100% vest on 04/03/11
	04/08/2008	10,500	32.95	10,500	327,075	100% vest on 04/08/11
	04/08/2008	74,000	32.95	61,667	1,920,927	16.67% vested on 04/08/09, 16.67% vest on 04/08/10, and 66.66% vest on 04/08/11
	02/24/2009	12,480	19.98	12,480	388,752	100% vest on 02/24/12
Frank J. Notaro	04/04/2006	3,210	34.18	3,210	99,992	100% vest on 04/04/10
	04/03/2007	3,398	34.03	3,398	105,848	100% vest on 04/03/11
	02/24/2009	10,140	19.98	10,140	315,861	100% vest on 02/24/12
Harold Morgan	06/25/2008	4,000	37.79	4,000	124,600	100% vest on 06/25/11
	02/24/2009	4,570	19.98	4,570	142,356	100% vest on 02/24/12

(3)	Determined based upon the closing price of the Company’s common stock on December 31, 2009.

2009 Option Exercises and Stock Vested

The following table provides information on stock option exercises and stock vesting for all NEOs in 2009.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized Upon	Acquired on	Realized Upon
Name	Exercise	Exercise(1)	Vesting	Vesting(2)

Lawrence D. Kingsley	0	$0	98,715	$2,286,636
Dominic A. Romeo	0	0	43,893	985,914
John L. McMurray	33,750	371,013	4,860	100,942
Frank J. Notaro	0	0	3,960	82,249

(1)	Calculated as the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price.

(2)	Calculated based upon the closing price of the Company’s Common Stock on the vesting date. For Mr. Kingsley, on March 22, 2009, 37,500 and 26,715 shares vested at a price of $20.77 per share; and on August 23, 2009, 34,500 shares vested at a price of $27.62 per share. For Mr. Romeo, on January 14, 2009, 22,500 shares vested at a price of $22.35 per share; on March 22, 2009, 6,060 shares vested at a price of $20.77 per share; on April 8, 2009, 12,333 shares vested at a price of $22.32 per share; and on September 27, 2009, 3,000 shares vested at a price of $27.30 per share. For Mr. McMurray, on March 22, 2009, 4,860 restricted stock units vested at a price of $20.77 per share. For Mr. Notaro, on March 22, 2009, 3,960 shares vested at a price of $20.77 per share.

Pension Benefits at 2009 Fiscal Year End

The following table provides information related to the potential pension benefits payable to each NEO.

		Number of	Present Value
		Years Credited	of Accumulated
Name	Plan Name	Service(1)	Benefits(2)

Lawrence D. Kingsley	Pension Plan	1.33	$23,369
	SERP	1.33	67,456
Dominic A. Romeo	Pension Plan	1.92	39,579
	SERP	1.92	63,302
John L. McMurray	Pension Plan	17.17	562,472
	SERP	17.17	452,234
Frank J. Notaro	Pension Plan	7.75	121,843
	SERP	7.75	58,204
Harold Morgan	Pension Plan	N/A	N/A
	SERP

(1)	Credited service is determined under the Pension Plan as of December 31, 2009.

(2)	The present value of accumulated benefits as of December 31, 2009 is determined using an assumed retirement age of 65 and an assumed form of payment of 100% Lump Sums. For valuing lump sums, interest and mortality assumptions are as required by the Pension Protection Act of 2009 (PPA) for funding valuations. The interest and mortality assumptions are the PPA-required 3-segment interest rates (for December 31, 2009, interest rates of 2.35% for payments in the first five years, 5.57% for payments for the 6th through 20th year, and 6.29% for payments beyond 20 years) and the RP-2000 combined mortality tables as required by PPA.

Narrative to Pension Benefits at 2009 Fiscal Year End Table

Pension Plan

The Pension Plan is an on-going, tax-qualified, “career average” retirement plan that provides a level of benefit based on a participant’s compensation for a year with periodic updates to average compensation over a fixed five-year period. Under the Pension Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1995 using the five-year average compensation of a participant through 1995, plus the benefit earned under the then current formula for each year of employment after 1995. For each year of participation through 1995, a participant earned a benefit equal to 1.25% of the first $16,800 of such average compensation through 1995, and 1.65% of such compensation in excess of $16,800. Beginning January 1, 1996, the benefit earned equals the sum of 1.6% of the first $16,800 of each year’s total compensation, and 2.0% for such compensation in excess of $16,800, for each full year of service credited after 1995. As required by law, compensation counted for purposes of determining this benefit is limited. For all participants in the Pension Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of payment are available.

SERP

The SERP is an unfunded, nonqualified supplemental employee retirement plan designed to provide deferred compensation for officers and other key employees to compensate them for any benefits lost under the Company’s tax-qualified retirement programs due to limits on compensation and benefits under these tax-qualified plans. Benefits are payable upon separation of service within the meaning of Internal Revenue Code Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the date of death of the employee, if earlier. The SERP has three parts, one of which provides that if the employee participates or had participated in the Pension Plan, then the employee will receive an excess benefit (“DB Excess Benefit”) under a formula equivalent to the tax-qualified Pension Plan formula. Such formula will only consider eligible compensation above the Internal Revenue Code limits and will restore any limits on the maximum amount of benefits which may be accrued under a qualified retirement plan. A DB Excess Benefit will only be accrued for the appropriate period of service that the employee was an active participant in the Pension Plan. For the period of service that the employee accrues a DB Excess Benefit, the employee is not eligible to accrue benefits under the other two parts of the SERP, a DC Excess Benefit or a 401(k) Restoration Benefit, which are more fully described in the narrative to the Nonqualified Deferred Compensation at 2009 Fiscal Year End table below.

Nonqualified Deferred Compensation at 2009 Fiscal Year End

The following table provides information related to the potential benefits payable to each NEO under the Company’s nonqualified deferred compensation plans:

		Registrant
		Contributions in	Aggregate Earnings	Aggregate Balance
Name	Plan Name	Last Fiscal Year(1)	in Last Fiscal Year	at Last Fiscal Year End

Lawrence D. Kingsley	SERP	$116,528	$21,963	$504,688
Dominic A. Romeo	SERP	36,944	6,887	158,533
John L. McMurray	Officers Plan	0	34,774	223,562
Frank J. Notaro	SERP	21,531	4,255	97,721
Harold Morgan	SERP	9,048	153	9,201

(1)	None of the NEOs contributed to the Officers Deferred Compensation Plan in 2009. Mr. McMurray actively participates in the Pension Plan and therefore is not eligible for a DC Excess Benefit or a 401(k) Restoration Benefit.

Narrative to the Nonqualified Deferred Compensation at 2009 Fiscal Year End Table

As discussed above, the SERP is a nonqualified deferred compensation plan with two defined contribution components, namely the DC Excess Benefit and the 401(k) Restoration Benefit.

Defined Contribution Excess Benefit.  If the employee participates in the Defined Contribution Plan, then the employee will receive an excess benefit (“DC Excess Benefit”) under a formula equivalent to the tax-qualified Defined Contribution Plan formula. This formula will only consider eligible compensation above Internal Revenue Code limits and will restore any benefits limited under the Defined Contribution Plan. A DC Excess Benefit will only be accrued for the appropriate period of service that the employee is an active participant in the Defined Contribution Plan. For the period of service that the employee accrues a DC Excess Benefit, the employee is not eligible to accrue a DB Excess Benefit (described in the narrative to the Pension Benefits at 2009 Fiscal Year End table), but is eligible to receive a 401(k) Restoration Benefit (as described below). Any benefits that accrue in the defined contribution portion of the SERP are credited with interest, as determined by the Company, on at least a quarterly basis, based on an interest rate equal to the Barclays Capital Long Term Bond AAA — Corporate Bond Index as determined on the first business day of December prior to the calendar year.

401(k) Restoration Benefit.  Beginning in 2006, if an employee participates in the Defined Contribution Plan, then the employee will receive a restoration benefit (“401(k) Restoration Benefit”) equal to 4% of eligible compensation above the limit on compensation under the Defined Contribution Plan and 401(k) Plan without regard to the limit on the maximum amount of tax-deferred contributions a participant can make under such plans. Employees are not required to make any deferrals to any non qualified plan to receive this benefit. A 401(k) Restoration Benefit will only be accrued for the appropriate period of service that the employee was an active participant in the Defined Contribution Plan. For the period of service that the employee accrues a DB Excess Benefit (described in the narrative to the Pension Benefits at 2009 Fiscal Year End table), the employee is not eligible to receive a 401(k) Restoration Benefit. Any benefits that accrue in the 401(k) Restoration Benefit portion of the SERP are credited with interest, as determined by the Company, on at least a quarterly basis, based on an interest rate equal to the Barclays Capital Long Term Bond AAA — Corporate Bond Index as determined on the first business day of December prior to the calendar year.

Officers Deferred Compensation Plan.  The Officers Deferred Compensation Plan allows corporate and operating officers to defer eligible employee compensation above the compensation limits applicable under the tax-qualified plans. Participants can defer their compensation into either an interest-bearing account or a deferred compensation units account as of the date that such compensation would otherwise be payable. The deferred compensation credited to the interest-bearing account is credited with interest, as determined by the Company, on at least a quarterly basis, based on an interest rate equal to the Barclays Capital Long Term Bond AAA — Corporate Bond Index as determined on the first business day of December prior to the calendar year. Deferred compensation credited to the deferred compensation units account is converted into a number of DCUs, which represent equivalent shares of the Company’s Common Stock. The number of DCUs is determined by dividing the amount deferred by the closing price of the Company’s Common Stock the day before the date of deferral. The DCUs are entitled to receive dividend equivalents which are reinvested in DCUs based on the same formula for investment of a participant’s deferral. Both of these accounts are payable upon separation of service within the meaning of Internal Revenue Code Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the date of death of the employee, if earlier. Mr. McMurray is the only NEO who is participating in the Officers Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

The Company entered into an employment agreement with Mr. Kingsley when he was employed as Chief Operating Officer. This agreement was amended effective March 22, 2005 to reflect his promotion to President and Chief Executive Officer. His agreement was amended in 2008 to comply with the requirements of Section 409A. The employment agreement provides for an initial term of five years and successive twelve-month terms thereafter. If Mr. Kingsley’s employment is terminated by the Company other than for cause, he will receive continuing salary payments and health benefits for 24 months, a bonus equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed), and a payment equal to 200% of his base salary payable over 24 months commencing six months after his termination. If Mr. Kingsley’s employment is terminated because of disability, he will receive a bonus payment equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed). Additionally, if Mr. Kingsley should die during the term of the agreement, Mr. Kingsley’s wife or estate will receive a bonus payment equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed). If his employment is terminated without cause or he terminates it for certain specified reasons following a change in control, Mr. Kingsley will receive his full salary and health insurance for a period of 36 months following termination, a pro-rata portion of his bonus for the year of his termination, and a payment equal to 300% of his base salary, payable over 36 months all commencing six months after his termination.

The Company has entered into an employment letter agreement with Mr. Romeo. The agreement does not provide for a fixed term and may be terminated at any time. If Mr. Romeo’s employment is terminated by the Company other than for cause, he will be entitled to receive continuing salary payments for 18 months. In the event Mr. Romeo is terminated within two years following a change in control, the Company will be obligated to continue paying Mr. Romeo his salary and his then target MICP bonus for two years.

The Company has entered into letter agreements with each of Messrs. McMurray and Notaro providing for three years of salary and bonus and two years of fringe benefits in the event either is actually or constructively terminated without cause within two years following a change of control.

Otherwise Messrs. McMurray and Notaro are only eligible for severance based on the Company’s general severance policy available to all employees. Historically, the Company has paid severance in excess of the policy amount in the event an executive has been terminated without cause.

The Company has entered into an employment letter agreement with Mr. Morgan. The agreement does not provide for a fixed term and may be terminated at any time. If Mr. Morgan’s employment is terminated by the Company other than for cause, he will be entitled to receive continuing salary payments and target MICP for 12 months. In the event Mr. Morgan is terminated within two years following a change in control, the Company will be obligated to continue paying Mr. Morgan his salary and his then target MICP bonus for two years.

The following table sets forth the amount each NEO would receive as severance or as a result of accelerated vesting if his employment was terminated without cause or for good reason, in connection with or absent a change in control using the following assumptions:

•	Termination of employment on December 31, 2009.

•	Acceleration of vesting in options and restricted stock, and exercise of all accelerated vested options based on the closing market price of $31.15 per share of the Company’s Common Stock on December 31, 2009.

•	Accelerated vesting of benefits under the SERP, paid in a lump sum.

		Termination in
	Involuntary	Connection with
	Termination Not for	Change in
Name	Cause/Good Reason	Control

Lawrence D. Kingsley	$3,331,498	$22,475,858
Dominic A. Romeo	637,500	4,880,251
John L. McMurray	88,010	1,764,807
Frank J. Notaro	54,537	2,671,288
Harold Morgan	300,261	1,680,472

AUDIT COMMITTEE REPORT

For the year ended December 31, 2009, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, discussed with the auditors their independence, and satisfied itself as to the auditors’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Bradley J. Bell, Chairman
Ruby R. Chandy
William M. Cook
Neil A. Springer

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), are set forth in the table below. All such fees were pre-approved by the Audit Committee in accordance with the pre-approval policy discussed below.

	2009	2008

Audit fees(1)	$2,726,000	$3,555,000
Audit-related fees(2)	100,000	341,000
Tax fees(3)	259,000	318,000
All other fees(4)	0	4,000

Total	$3,085,000	$4,218,000

(1)	Audit fees represent the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit fees.

(3)	Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

(4)	All other fees represent the aggregate fees billed for products and services that are not included in the Audit fees, Audit-related fees, and Tax fees. The Audit Committee has determined that the provision of these services is not incompatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the pre-approval of audit and non-audit services rendered by the Deloitte Entities. For audit services, the accounting firm provides the Audit Committee with an audit services plan during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the associated fees. This audit services plan must be formally accepted by the Audit Committee. For non-audit services, management submits to the Audit Committee for approval during the first quarter of each fiscal year and from time-to-time during the fiscal year a list of non-audit services that it recommends the Audit Committee engage the accounting firm to provide for the current year, along with the associated fees. Company management and the accounting firm each confirm to the Audit Committee that any non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee approves both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to the Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman reports any actions taken to the Audit Committee at a subsequent Audit Committee meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of the forms it received, or written representations from reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met during the year ended December 31, 2009.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
IDEX CORPORATION INCENTIVE AWARD PLAN

The Board is submitting for shareholder approval the amendment and restatement of the IDEX Corporation Incentive Award Plan (the Plan) which, among other things, increases the number of shares available for grant under the Plan. As of March 3, 2010 there were approximately 560,000 shares available for future grants under the Plan. The amendment and restatement of the Plan would increase that number by 3,500,000 shares.

The Plan provides equity compensation to the Board, employees and consultants and is necessary in order to maintain competitive compensation practices and to align the interests of our Board, employees and consultants with our shareholders, in accordance with our executive compensation philosophy. If the amendment and restatement of the Plan is not approved, our ability to grant awards under the Plan will be limited and we will be limited in the ability to use equity compensation as a tool for aligning our Board’s, employees’ and consultants’ interests with our shareholders’ interests. We believe the Plan properly balances its compensatory design with shareholder interests by having the following characteristics:

•	Discounted options or stock appreciation rights (SARs) are prohibited.

•	Repricing of awards is prohibited without prior shareholder approval.

•	A cap on grants of full-value awards.

•	Required minimum vesting or holding requirements for time-based awards.

•	Required minimum performance periods for performance vesting awards.

•	No dividends or dividend equivalents are paid on unvested performance awards.

•	Shares used to pay option exercise prices, or to satisfy tax withholdings or otherwise repurchased by the Company are not recycled back into the Plan and the Plan does not have other “liberal share counting” practices as defined by RiskMetrics.

In addition, in order to address potential stockholder concerns regarding the number of options, SARs and other equity awards that the Company intends to grant in a given year, the Compensation Committee commits to the Company’s shareholders that for fiscal years 2010, 2011 and 2012, it will limit the annual “burn rate” for the number of options, SARs and other equity awards that it grants under the Plan to 2.735%, which is the average of the 2009 and the 2010 “burn rate” limit for the Capital Goods segment established by RiskMetrics Group. For purposes of calculating the “burn rate” in a fiscal year, “full value awards,” such as restricted stock, restricted stock units, deferred stock, performance awards, or stock payments where the participant does not pay the intrinsic value for such Award, will count as equivalent to 2.0 option shares and the number of shares of the Company’s common stock will be the amount outstanding at the end of the applicable fiscal year.

On February 23, 2010, the Compensation Committee approved and adopted the amended and restated Plan, subject to approval by the Board of Directors. On February 23, 2010, the Board of Directors approved and adopted the amended and restated Plan, subject to approval by our shareholders.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, which is included as Appendix A.

The Plan provides for the grant of incentive stock options (ISOs), as defined in Section 422 of the Code, non-statutory stock options, restricted stock, restricted stock units, SARs, deferred stock, dividend equivalent rights, performance awards and stock payments (collectively referred to as Awards) to our employees, consultants and directors.

Under the current terms of the Plan, the aggregate number of shares of Common Stock that may be issued under Awards is 7,100,000 shares, and the number of shares that may be issued under “full value awards,” is 1,500,000. Approximately 1,440,000 shares have been issued as “full value awards” under the Plan to date. The amendment and restatement of the Plan, if approved, would increase the number of shares that may be issued under Awards by 3,500,000, so that a total of 10,600,000 shares would be available for grant as Awards under the Plan, and would increase the number of shares that may be issued under “full value awards” by 1,000,000, so that a total of 2,500,000 shares would be available for grant as “full value awards” under the Plan. Since approximately 1,440,000 shares have been issued as “full value awards” under the Plan to date, approximately 1,060,000 shares may be granted as “full value awards” going forward, plus any full value awards previously granted which may be forfeited and returned to the plan for future grant.

In addition to the increase in the number of shares available under the Plan, other technical and clarifying amendments were included in the amendment and restatement of the Plan. Accordingly, in order to continue providing equity-based compensation to our employees, consultants and directors, we are recommending approval of the amendment and restatement of the Plan. If the amended and restated Plan is not approved, then the Plan will remain as currently in effect.

Shares Subject to the Plan

Under the Plan as amended and restated, the aggregate number of shares of Common Stock that may be granted is 10,600,000. The Plan provides for specific limits on the number of shares that may be subject to different types of Awards:

•	No more than 2,500,000 shares will be granted as “full value awards”, such as restricted stock, restricted stock units, deferred stock, performance awards, or stock payments where the participant does not pay the intrinsic value for such award. Since approximately 1,440,000 shares have been granted as “full value awards” under the Plan to date, approximately 1,060,000 shares may be granted as “full value awards” going forward.

•	No more than 500,000 shares may be granted as Awards to any one individual during any calendar year.

•	The maximum dollar value of a performance-based award other than a performance share or performance stock unit determined at the date of grant will not exceed 2% of our operating income.

•	Shares subject to SARs will be counted as one share for each SAR awarded, regardless of the actual number of shares issued upon exercise of the SAR.

The shares subject to the Plan, the limitations on the number of shares that may be awarded under the Plan, and shares and option prices subject to Awards outstanding under the Plan, will be adjusted as the Plan administrator deems appropriate to reflect stock dividends, stock splits, combinations or exchanges of shares, merger, consolidation, spin-off, recapitalization, or other similar transactions.

Notwithstanding any provision in the Plan to the contrary, no option may be awarded to reduce the per share exercise price of the shares subject to the option below the exercise price as of the date the option is granted, and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Shares subject to Awards that have expired, been forfeited or settled in cash, or otherwise terminated without having been exercised may be added back to the Plan, and may be granted as new Awards. Shares which are used to pay the exercise price for an option or stock appreciation right, shares withheld to pay taxes, and shares repurchased by the Company other than by reason of a forfeiture provision will be cancelled, and will not be added back to the number of shares available for grant under the Plan. Shares granted under the Plan may be previously authorized but unissued shares, or reacquired shares bought on the open market or otherwise.

On March 3, 2010, the closing price of a share of Common Stock on the New York Stock Exchange was $31.59.

Administration

Generally, the Compensation Committee of our Board (the “Committee”) will administer the Plan. The Committee will consist of at least two members of the Board who are “non-employee” directors for purposes of Rule 16b-3(b)(3) of the Exchange Act, “independent directors” under the rules of the New York Stock Exchange, and “outside directors” under Section 162(m) of the Code. The Committee has the authority to:

•	select the individuals who will receive Awards.

•	determine the type or types of Awards to be granted.

•	determine the number of Awards to be granted and the number of shares to which the Award relates.

•	determine the terms and conditions of any Award, including the exercise price and vesting.

•	determine the terms of settlement of any Award.

•	prescribe the form of Award agreement.

•	establish, adopt or revise rules for administration of the Plan.

•	interpret the terms of the Plan and any Award, and any matters arising under the Plan.

•	make all other decisions and determinations as may be necessary or advisable to administer the Plan.

The Committee may delegate its authority to grant or amend Awards with respect to participants other than senior executive officers, employees covered by Section 162(m) of the Code or the officers to whom the authority to grant or amend Awards has been delegated. In addition, the full Board, acting by majority, will conduct the general administration of the Plan with respect to Awards granted to directors who are not employees of the Company.

The Committee, with the approval of the Board, may also amend the Plan. Amendments to the Plan are subject to shareholder approval to the extent required by law, or New York Stock Exchange rules or regulations. Additionally, shareholder approval will be specifically required to increase the number of shares available for issuance under the Plan; allow for the grant of options or stock appreciation rights with an exercise price that is below fair market value on the date of grant; extend the term of an option or a stock appreciation right beyond ten years; or otherwise materially increase the benefits or change eligibility requirements.

The Board may exercise the rights and duties of the Committee, except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

Eligibility

Awards under the Plan may be granted to individuals who are our employees or employees of our subsidiaries, our directors and our consultants. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following will briefly describe the principal features of the various Awards that may be granted under the Plan.

Options.  Options provide for the right to purchase Common Stock at a specified price, and usually will become exercisable in the discretion of the Committee in one or more installments after the grant date, but generally not earlier than three years from the grant date. However, options granted to non-employee directors will not become exercisable before one year from the grant date. The option exercise price may be paid in cash, by check, shares of Common Stock which have been held by the option holder for such period of time as may be required by the Committee to avoid adverse accounting consequences, other property with value equal to the exercise price, through a broker assisted cashless exercise, a loan, provided such loan does not otherwise violate Section 13(k) of the Securities Exchange Act, or such other methods as the Committee may approve from time to time. The Committee may at any time substitute SARs for options granted under the Plan.

Options may be granted for any term specified by the Committee, but shall not exceed ten years. Options may not be granted at an exercise price that is less than the fair market value of our Common Stock on the date of grant. For purposes of the Plan, fair market value is defined as the closing price for Common Stock on the NYSE on the grant date (or, if no sale occurred on such date, then on the first immediately preceding date during which a sale occurred), as reported in the Wall Street Journal (or another similar reliable source). Additionally, the Committee may not without stockholder approval reprice any options, including the cancellation of options in exchange for options with a lower exercise price.

Options may take two forms, nonstatutory options (NSOs) and ISOs.

ISOs will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

•	have an exercise price not less than the fair market value of Common Stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% shareholders”), then such exercise price may not be less than 110% of the fair market value of Common Stock on the date of grant.

•	be granted only to our employees and employees of our subsidiary corporations.

•	expire within a specified time following the option holder’s termination of employment.

•	be exercised within ten years after the date of grant or, with respect to 10% shareholders, no more than five years after the date of grant.

•	not be first exercisable for more than $100,000 worth of value, determined based on the exercise price.

If an Award purported to be an ISO fails to meet the requirements of the Code, then the Award will instead by considered to be a NSO.

Restricted Stock.  Restricted stock is the grant of shares of Common Stock at a price determined by the Committee (which price may be zero), is nontransferable and, unless otherwise determined by the Committee at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Committee also determines in the Award agreement whether the participant will be entitled to vote the shares of restricted stock and or receive dividends on such shares.

Stock Appreciation Rights.  SARs provide for the payment to the holder based upon increases in the price of Common Stock over a set base price, which may not be less than the fair market value of Common Stock on the date of grant. Payment for SARs may be made in cash, Common Stock or any combination of the two. The Committee may not without stockholder approval reprice any SARs, including the cancellation of SARs in exchange for options or SARs with a lower exercise price. SARs become exercisable in the discretion of the Committee in one or more installments after the grant date, but generally not earlier than three years from the grant date. However, SARs granted to non-employee directors will generally become exercisable within one year from the grant date. SARs may be granted for any term specified by the Committee, but shall not exceed ten years.

Restricted Stock Units.  Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited then, on the date specified in the restricted stock unit award, we shall deliver to the holder of the restricted stock unit unrestricted shares of Common Stock which will be freely transferable. The Committee will specify the purchase price, if any, to be paid by the grantee for the Common Stock.

Dividend Equivalents.  Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent Award) held by the participant. No dividends or dividend equivalent Awards will be paid on unvested performance Awards.

Performance Share Awards.  Performance share awards are denominated in shares of Common Stock and are linked to satisfaction of performance criteria established by the Committee. If the Committee determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under Section 162(m) of the Code, then the performance criteria on which the Award will be based shall be with reference to any one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on assets (net or gross), return on shareholders’ equity, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group (the Performance Criteria).

Performance Stock Units.  Performance stock units are denominated in units equivalent to shares of Common Stock or units of value, including dollar value of shares of Common Stock, and are linked to satisfaction of performance criteria established by the Committee, including the Performance Criteria, on a specified date or dates over any period or periods.

Stock Payments.  Payments to participants of bonuses or other compensation may be made under the Plan in the form of Common Stock. The number of shares will be determined by the Committee, and may be based upon performance criteria, including the Performance Criteria.

Deferred Stock.  Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria, including the Performance Criteria. Like restricted stock, deferred stock may not be sold or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.

Performance Award.  Performance awards are payable in cash and are linked to satisfaction of performance criteria, including the Performance Criteria; provided, however, that no performance award may pay compensation in excess of 2% of the Company’s operating income. The Committee has the authority to reduce the amount otherwise payable under a performance award upon attainment of the Performance Criteria.

Vesting in Awards Other than Options

Awards for which the participant does not pay the intrinsic value of the shares of Common Stock, either directly or by forgoing a right to receive a cash or stock payment from the Company, such as restricted stock, restricted stock units, deferred stock, performance share awards and performance stock units, will vest over a period of not less than three years or, in the case of performance-based vesting for performance share awards and performance stock units, the performance period will be not less than one year.

Change in Control

Generally options and SARs granted under the Plan will become exercisable in full upon the consummation of a change in control (as defined in the Plan) and all restricted stock, restricted stock units, deferred stock or other performance awards will become payable upon a change in control, unless the Award is assumed by any successor upon such change in control, or the award agreement otherwise provides. In connection with a change in control, the Committee may cause the Awards to terminate, but will give the holder of the Awards the right to exercise their outstanding Awards or receive their other rights under the Awards outstanding for some period of time prior to the change in control, even though the Awards may not be exercisable or otherwise payable.

Adjustments Upon Certain Events

The number and kind of securities subject to an Award, terms and conditions (including performance targets or criteria) and the exercise price or base price of outstanding Awards will be proportionately adjusted as the Committee deems appropriate, in its discretion, to reflect any stock dividends, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or other similar changes affecting the shares other than an equity restructuring. In the event of any other change in the capitalization of the Company, including an equity restructuring, the Committee will make proportionate and equitable adjustments in the number and class of shares and the per share grant or exercise price for outstanding Awards as the Committee deems appropriate in its discretion to prevent dilution or enlargement of rights. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares or share price of Common Stock, including an equity restructuring, the Company may in its sole discretion refuse to permit the exercise of any Award for a period of 30 days prior to the consummation of any such transaction.

Awards Not Transferable

Generally, the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members. In addition, the Committee may allow Awards to be transferred to so-called “blind trusts” by a holder of an Award who is terminating employment in connection with the holder’s service with the government, an educational or other non-profit institution.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

The amended and restated Plan will expire and no further Awards may be granted after April 6, 2020, which is the tenth anniversary of its approval by shareholders, assuming it is approved at this meeting.

Certain Federal Income Tax Consequences

The Federal income tax consequences of the Plan under current Federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other Federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options.  For Federal income tax purposes, the recipient of NSOs granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the

Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

Incentive Stock Options.  An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the Award exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Restricted Stock.  Generally, a Participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the Participant will be taxed on the difference between the fair market value of the Common Stock and the amount the Participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock Units.  A participant will generally not recognize taxable income upon grant of a restricted stock unit. However, when the shares are delivered to the participant, then the value of such shares at that time will be taxable to the participant as ordinary income. The Company will generally be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Dividend Equivalents.  A participant will recognize taxable ordinary income on dividend equivalents as they are paid and the Company generally will be entitled a corresponding deduction.

Performance Share Awards and Performance Stock Units.  A participant will recognize taxable ordinary income on the fair market value of the shares or the cash paid on performance share awards and performance stock units when such Awards are delivered or paid and generally the Company will be entitled to a corresponding deduction.

Stock Payments.  A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Plan and the Company generally will be entitled to a corresponding deduction.

Deferred Stock.  A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock award and the Company generally will be entitled to a corresponding deduction.

Performance Awards.  A participant will recognize taxable ordinary income on the amount of cash paid under the performance award and the Company generally will be entitled to a corresponding deduction.

Code Section 409A.  Certain Awards under the Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for a participant.

Section 162(m)

Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Plan has been structured with the intent that Awards granted under the Plan may meet the requirements for “performance-based” compensation and Code Section 162(m). To the extent granted at an exercise price not less than the value of our Common Stock, options and SARs granted under the Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, performance stock awards, performance stock units, restricted stock units and deferred stock under the Plan may qualify as “performance-based” under Code Section 162(m) if they vest or become payable based solely upon attainment of pre-established goals based on the Performance Criteria. Performance Awards may qualify as “performance-based” under Code Section 162(m) to the extent payable based solely on attainment of pre-established goals based on the Performance Criteria.

We have attempted to structure the Plan in such a manner that the Committee can determine the terms and conditions of Awards granted thereunder in order to control whether the remuneration attributable to such Awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Plan.

Plan Benefits

The number of Awards that a director, employee, or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. However, except as otherwise noted, the following sets forth the Awards made under the Plan at the annual grant cycle in March 2010.

Plan Benefits During 2010
IDEX Corporation Incentive Award Plan

			Number of
	Dollar Value of	Number of	Restricted
Name and Position	Cash Award	Options	Shares

Lawrence D. Kingsley, Chairman, President and Chief Executive Officer	$1,000,000 (1)	131,580	39,350
Dominic A. Romeo, Vice President and Chief Financial Officer		36,850	11,020
John L. McMurray, Vice President, Group Executive Process Technologies		14,220	4,250
Frank J. Notaro, Vice President, General Counsel and Secretary		21,060	6,300
Harold Morgan, Vice President Human Resources		11,580	3,470
Total Executive Group	$1,000,000	215,290	64,390
Non-Executive Director Group		28,560	8,540
Non-Executive Officer Employee Group	$1,001,390	656,250	143,660

(1)	This amount represents Mr. Kingsley’s 2009 performance award paid in 2010. The maximum amount that would have been payable in cash as performance awards for 2009 was $1,849,000 (1% of the Company’s operating income).

Equity Compensation Plans

The following table provides certain information as of December 31, 2009, about Common Stock that may be issued under the existing equity compensation plans:

Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available for
	be Issued Upon Exercise	Exercise Price of	Future Issuance Under
	of Outstanding Options,	Outstanding Options,	Equity Compensation
	Warrants and Rights	Warrants, and Rights	Plans(1) (2)
Plan Category	(a)	(b)	(c)

Equity Compensation Plan Approved by the security holders	5,817,434	$26.22	1,679,199

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants, and rights included in column (a).

(2)	Includes 46,404 DCUs already issued under the Company’s Deferred Compensation Plans.

The Company’s Board of Directors Recommends a Vote FOR approval of the amendment and restatement of the Plan.

PROPOSAL 3 — APPROVAL OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s Board of Directors Recommends a Vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR 2011 ANNUAL MEETING

A stockholder desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2011 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 8, 2010. The Company requests that all such proposals be addressed to Frank J. Notaro, Vice President - General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company’s By-Laws require that notice of stockholder nominations for directors and related information be received by the Secretary not later than 60 days before the anniversary of the 2010 Annual Meeting which, for the 2011 Annual Meeting, will be February 5, 2011.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

Frank J. Notaro
Vice President - General Counsel
and Secretary

March 8, 2010
Northbrook, Illinois

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by sending a written request to Heath A. Mitts, Vice President-Corporate Finance, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062.

Appendix A

IDEX CORPORATION
INCENTIVE AWARD PLAN
(As Amended and Restated)

ARTICLE 1

PURPOSE

The purpose of the IDEX Corporation Incentive Award Plan (As Amended and Restated) (the ‘‘Plan”) is to promote the success and enhance the value of IDEX Corporation, a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan was originally adopted by the Board on February 2, 2005 and approved by the stockholders of the Company on March 22, 2005, and was subsequently amended by the Board on February 12, 2007 and amended and restated by the Board effective February 20, 2008 with shareholder approval effective April 8, 2008. The Plan is further amended and restated effective as of the Restatement Effective Date (as defined below).

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means the consummation of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding shares of Stock are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Company’s assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Company is merged or consolidated with another corporation regardless of whether the Company is the survivor (except any such transaction solely for the purpose of changing the Company’s domicile or which does not change the ultimate beneficial ownership of the equity interests in the Company), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term “control” shall have the meaning ascribed thereto under the Exchange Act and the regulations thereunder, and the term “management” shall mean the chief executive officer of the Company. For purposes of clause (a)(ii) above or as appropriate for purposes of clause (b) above, the Company shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in Article 12.

2.8 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” means March 22, 2005, the date that the Plan was originally approved by the stockholders of the Company.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means, as of any given date, (i) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date or, if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date or, if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.18 “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.21 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.25 “Performance Award” means a right granted to a Participant pursuant to Article 8, to receive a cash payment contingent upon achieving certain performance goals established by the Committee.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27 “Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices

(b) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges;

(xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

(c) The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. For each Award that is intended to be Qualified Performance-Based Compensation, the achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Article 8 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8 to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Plan” means this IDEX Corporation Incentive Award Plan (As Amended and Restated), as it may be amended from time to time.

2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restatement Effective Date” means the date this Amended and Restated Plan is approved by stockholders in accordance with Section 13.1.

2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.39 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.40 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be granted pursuant to Awards under the Plan is 10,600,000 shares; provided however, no more than 2,500,000 shares of Stock may be granted in the form of Full Value Awards. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 10,600,000.

(b) Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan and will not count against the limit under Section 3.1(a); and (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or repurchased for the same price paid by the Participant so that such shares of Stock are returned to the Company will again be available for Awards and will not be counted against the limits under Section 3.1(a); provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system). In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 3.1 shall apply to the share limit imposed with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. For purposes of determining the number of shares available under Section 3.1(a), shares of Common Stock subject to Stock Appreciation Rights shall be counted as one share for each Stock Appreciation Right awarded. Shares which are used to pay the exercise price for an Option or SAR, shares withheld to pay taxes and shares repurchased by the Company other than by reason of a forfeiture provision will be cancelled and will not again be available for issuance under the Plan and will be counted against the limit in Section 3.1(a).

3.2 Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards and Limit on Performance Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000. The maximum amount that may be paid in cash as a Performance Award that is intended to be a Performance Based Award shall not exceed 2% of the Company’s operating income (income from operations before extraordinary items, interest and taxes).

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General.  Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

(b) Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

(i) Determine which Subsidiaries shall be covered by the Plan;

(ii) Determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

(iii) Modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

(iv) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

(v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

4.2 Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years and no Option granted to an Employee or Consultant may be fully exercisable earlier than three years after its date of grant, except as provided in Section 11.2. No Option granted to a Non-Employee Director shall be exercisable earlier than one year after its date of grant. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a) Expiration of Option.  Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Transfer Restriction.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions.  Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years and that no Stock Appreciation Right granted to an Employee or Consultant may be fully exercisable earlier than three years after its date of grant, except as provided in Section 11.2. No Stock Appreciation Right granted to a Non-Employee Director shall become exercisable earlier than one year after its date of grant. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised.

7.2 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards.  Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units.  Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Performance Award.  Any Participant selected by the Committee may be granted a Performance Award. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Participant.

8.4 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that Dividend Equivalents with respect to a Performance Share, or Performance Stock Unit shall only be paid out to the Participant to the extent that the Performance Share or Performance Stock Unit vests and is subsequently paid out.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.5 Stock Payments.  Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.6 Deferred Stock.  Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.7 Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate (subject to Section 10.6). At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.8 Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise Upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock

Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

8.11 Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees or other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish subject to the following terms and conditions: (i) an Award transferred to a permitted transferee shall not be assignable or transferable by the permitted transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

10.4 Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

10.7 Paperless Exercise.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2 Acceleration upon a Change in Control.  Notwithstanding Section 11.1 and except as may otherwise be provided in any applicable Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, then immediately prior to such Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may in its sole discretion provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of the Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee shall determine, (ii) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), (iii) the assumption of or substitution of such Award for an award similar to such Award but with respect to securities of a successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) provide for payment of Awards in cash based on the value of Stock on the date of the Change in Control.

11.3 Outstanding Awards — Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, including an Equity Restructuring, the Committee shall make such proportionate and equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee shall determine in its discretion is appropriate to prevent dilution or enlargement of rights.

11.5 No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.6 Restrictions on Exercise.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, including any Equity Restructuring, for reasons of administrative convenience the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1 Committee.  The Plan shall be administered by the Compensation Committee of the Board; provided, however that the Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act or (b) Covered Employees. The Committee shall consist of at least two individuals, each of whom qualifies as (x) a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded), and (y) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee.  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Restatement Effective Date.  This Amended and Restated Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Restatement Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2 Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination.  Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise or base price of the shares subject to such Option or Stock Appreciation Right below the per share exercise or base price as of the date the Option or Stock Appreciation Right is granted and, except as permitted by Article 11, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise or base price.

14.2 Awards Previously Granted.  Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing amendment and restatement of the Plan was duly adopted by the Board of Directors of IDEX Corporation on February 23, 2010.

* * * * *

I hereby certify that the foregoing amendment and restatement of the Plan was approved by the stockholders of IDEX Corporation on          , 2010.

Executed as of the   day of          , 2010.

Corporate Secretary

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 630 DUNDEE ROAD, SUITE 400 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS NORTHBROOK, IL 60062-3001 If you would like to reduce the costs incurred by IDEX Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M20051-P88720 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IDEX CORPORATION THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION For Withhold For All To withhold authority to vote for any individual IS MADE, THIS PROXY WILL BE VOTED FOR All All Except nominee(s), mark “For All Except” and write the PROPOSALS 1, 2 AND 3. number(s) of the nominee(s) on the line below. Vote on Directors 1. To elect two directors for a term of three years Nominees: 01) Neil A. Springer 02) Ruby R. Chandy Vote on Proposals For Against Abstain 2. To approve an amendment and restatement of the IDEX Corporation Incentive Award Plan. 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. 4. To transact such other business as may properly come before the meeting. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IDEX CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2010 The Annual Meeting of Stockholders of IDEX Corporation (the “Company”) will be held on Tuesday, April 6, 2010, at 9:00 a.m. Central Time, at the Company’s headquarters building, 630 Dundee Road, Suite 240, Northbrook, Illinois 60062, for the purposes listed on the reverse side. The Board of Directors fixed the close of business on February 19, 2010, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure these shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. M20052-P88720 IDEX Corporation 630 Dundee Road Northbrook, Illinois 60062 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints BRADLEY J. BELL, LAWRENCE D. KINGSLEY AND FRANK J. NOTARO, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 19, 2010, at the Annual Meeting of Stockholders to be held on April 6, 2010, or at any adjournment thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued, and to be signed, on the reverse side)